Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140548

SUPPLEMENT NO. 11 DATED MARCH 27, 2008

TO PROSPECTUS DATED JULY 19, 2007

APPLE REIT EIGHT, INC.

The following information supplements the prospectus of Apple REIT Eight, Inc. dated July 19, 2007 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 8 (which is cumulative and replaces all prior Supplements), Supplement Nos. 9 and 10, and this Supplement No. 11.

TABLE OF CONTENTS

Status of the Offering	S – 3
Experts	S – 4
Index to Financial Statements	F – 1

Certain forward-looking statements are included in the prospectus and in each supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “SpringHill Suites,” “Renaissance” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on July 27, 2007. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of March 26, 2008, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$ 50,000,000	$ 45,000,000
$11.00	80,823,866	$889,062,523	$800,156,271

Total	85,585,771	$939,062,523	$845,156,271

Our distributions in 2007 totaled $14.5 million and were paid monthly at a rate of $0.073334 per share, with the exception of one month when the distribution was paid at a rate of $0.11 per share. The distributions paid in 2007 included a return of capital. For the same period our cash generated from operations was approximately $5.6 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. We intend to continue paying dividends on a monthly basis, at an annualized rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase our cash generated from operations. Since there can be no assurance of our ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors—We may be unable to make distributions to our shareholders,” on page 24 of the prospectus.

EXPERTS

Set forth below are the audited financial statements of Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (relating to the hotel in Port Wentworth, Georgia, as discussed in Supplement No. 8). Also set forth below are the audited financial statements of the Hampton Inn in Concord, North Carolina discussed in Supplement No. 10). These financial statements have been included herein in reliance on the report, also set forth below, of PKF Witt Mares, PLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of the Charlotte/Matthews Hilton Hampton Inn Hotel (discussed in Supplement No. 8). These financial statements have been included herein in reliance on the report, also set forth below, of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Riva Hospitality, LLC (relating to the hotel in Annapolis, Maryland, as discussed in Supplement No. 8). Also set forth below are the audited financial statements of the Dimension Acquisition Hotels (relating to a portfolio of four hotels in two states, as discussed in Supplement No. 10). These financial statements have been included herein in reliance on the reports, also set forth below, of McGladrey & Pullen, LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Carlton Hospitality, LLC (relating to the hotel in Tallahassee, Florida, as discussed in Supplement No. 9). These financial statements have been included herein in reliance on the report, also set forth below, of J. Randall Graham, CPA, an independent certified public accountant, and upon his authority as an expert in accounting and auditing.

Set forth below are the audited combined financial statements of the Intermountain Hotels Portfolio (relating to a portfolio of seven hotels in four states, as discussed in Supplement No. 10). These financial statements have been included herein in reliance on the report, also set forth below, of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Hotel 57, New York, New York (discussed in Supplement No. 8). Also set forth below are the audited financial statements of the Dunn, North Carolina Hampton Inn Hotel (discussed in Supplement No. 9). These financial statements have been included herein in reliance on the reports, also set forth below, of Grant Thornton LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited combined financial statements of True North Hotels Portfolio (relating to a portfolio of seven hotels in three states, as discussed in Supplement Nos. 8 and 10). These combined financial statements have been included herein in reliance on the report, also set forth below, of KPMG LLP, an independent registered public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of the Sanford, Florida-SpringHill Suites Hotel (discussed in Supplement No. 10). These financial statements have been included herein in reliance on the report, also set forth below, of Ernst & Young LLP, an independent registered public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Businesses Acquired

Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (previous owners of hotel in Port Wentworth, Georgia)

Independent Auditors’ Report	F–4
Combined Balance Sheets—December 31, 2007 and 2006	F–5
Combined Statements of Operations and Changes in Owners’ Equity—Years Ended December 31, 2007 and 2006	F–6
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–7
Notes to Combined Financial Statements	F–8

Charlotte/Matthews Hilton Hampton Inn Hotel

Independent Auditors’ Report	F–12
Balance Sheets—December 31, 2007 and 2006	F–13
Statements of Members’ Equity—Years Ended December 31, 2007 and 2006	F–14
Statements of Operations—Years Ended December 31, 2007 and 2006	F–15
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–16
Notes to Financial Statements	F–17

Riva Hospitality, LLC (previous owner of hotel in Annapolis, Maryland)

Independent Auditors’ Report	F–20
Balance Sheets—December 31, 2007 and 2006	F–21
Statements of Operations—Years Ended December 31, 2007 and 2006	F–22
Statements of Members’ Equity—Years Ended December 31, 2007 and 2006	F–23
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–24
Notes to Financial Statements	F–25

Dimension Acquisition Hotels

Independent Auditors’ Report	F–28
Combined Balance Sheets—December 31, 2007 and 2006	F–29
Combined Statements of Income—Years Ended December 31, 2007 and 2006	F–30
Combined Statements of Members’ Deficit—Years Ended December 31, 2007 and 2006	F–31
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–32
Notes to Combined Financial Statements	F–33

Carlton Hospitality, LLC (previous owner of hotel in Tallahassee, Florida)

Independent Auditors’ Report	F–37
Balance Sheet—December 31, 2007	F–38
Statement of Operations—Year Ended December 31, 2007	F–39
Statement of Member’s Equity—Year Ended December 31, 2007	F–40
Statement of Cash Flows—Year Ended December 31, 2007	F–41
Notes to Financial Statements	F–42

Independent Auditors’ Report	F–46
Balance Sheet—December 31, 2006	F–47
Statement of Operations—Year Ended December 31, 2006	F–48
Statement of Member’s Equity—Year Ended December 31, 2006	F–49
Statement of Cash Flows—Year Ended December 31, 2006	F–50
Notes to Financial Statements	F–51

Intermountain Hotels Portfolio

Independent Auditors’ Report	F–55
Combined Balance Sheets—December 31, 2007 and 2006	F–56
Combined Statements of Income—Years Ended December 31, 2007 and 2006	F–57
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–58
Notes to Combined Financial Statements	F–60

Concord, North Carolina Hampton Inn Hotel

Independent Auditors’ Report	F–68
Balance Sheets—December 31, 2007 and 2006	F–69
Statements of Operations and Changes in Owners’ Equity—March 1, 2007 through December 31, 2007, January 1, 2007 through February 28, 2007 and Year Ended December 31, 2006	F–70
Statements of Cash Flows—March 1, 2007 through December 31, 2007, January 1, 2007 through February 28, 2007 and Year Ended December 31, 2006	F–71
Notes to Financial Statements	F–72

Dunn, North Carolina Hampton Inn Hotel

Independent Auditors’ Report	F–76
Balance Sheets—December 31, 2007 and 2006	F–77
Statements of Operations—Years Ended December 31, 2007 and 2006	F–78
Statements of Owner’s Equity—Years Ended December 31, 2007 and 2006	F–79
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–80
Notes to Combined Financial Statements	F–81

Hotel 57, New York, New York

Reports of Independent Certified Public Accountants	F–86
Consolidated Balance Sheets—December 31, 2007 and 2006	F–88
Consolidated Statements of Operations—Year Ended December 31, 2007 and Periods Ended December 31, 2006 and November 21, 2006	F–89
Consolidated Statements of Owner’s Equity—Year Ended December 31, 2007 and Periods Ended December 31, 2006 and November 21, 2006	F–90
Consolidated Statements of Cash Flows—Year Ended December 31, 2007 and Periods Ended December 31, 2006 and November 21, 2006	F–91
Notes to Consolidated Financials Statements	F–92

True North Hotels Portfolio

Independent Auditors’ Report	F–103
Combined Balance Sheets—December 31, 2007 and 2006	F–104
Combined Statements of Income—Years Ended December 31, 2007 and 2006	F–105
Combined Statements of Members’ Equity—Years Ended December 31, 2007 and 2006	F–106
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–107
Notes to Combined Financial Statements	F–108

Sanford, Florida SpringHill Suites Hotel

Independent Auditors Report	F–113
Balance Sheets—December 31, 2007 and 2006	F–114
Statements of Operations—Years Ended December 31, 2007 and 2006	F–115
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	F–116
Statements of Owner’s Equity—Years Ended December 31, 2007 and 2006	F–117
Notes to Financial Statements	F–118

Pro Forma Financial Information

Apple REIT Eight, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007	F–120
Notes to Pro Forma Condensed Consolidated Balance Sheet	F–122
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2007	F–123
Notes to Pro Forma Condensed Consolidated Statement of Operations	F–128

INDEPENDENT AUDITOR’S REPORT

To the Members

Newport Historic, L.L.C.

Newport Virginian, L.L.C.

Newport Savannah, L.L.C.

Williamsburg, Virginia

We have audited the combined balance sheets of Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (the Company), as of December 31, 2007 and 2006, and the related combined statements of operations and changes in owners’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, during January 2008 the Company sold substantially all of its assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

February 15, 2008

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investment in hotel, net	$7,753,894	$7,984,598
Cash and cash equivalents	152,812	67,960
Escrow deposits	196,414	228,651
Accounts receivable	14,367	24,068
Due from affiliates	2,061,795	2,041,486
Prepaid expenses and other assets	16,150	18,729
Intangible assets, net	130,810	151,364

Total assets	$10,326,242	$10,516,856

LIABILITIES AND OWNERS’ EQUITY
Mortgage note payable	$3,633,051	$3,743,253
Accounts payable and accrued expenses	154,258	220,732
Due to affiliates	5,296,269	5,606,002

Total liabilities	9,083,578	9,569,987
Owners’ equity	1,242,664	946,869

Total liabilities and owners’ equity	$10,326,242	$10,516,856

See accompanying notes.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN OWNERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$2,942,053	$2,904,353
Other income	39,763	108,221

Total revenues	2,981,816	3,012,574

OPERATING EXPENSES
Rooms	733,276	754,318
Other	38,471	25,399
Depreciation and amortization	299,141	292,053
Real estate taxes, insurance and other	159,941	159,895
Property operation, maintenance and energy costs	286,947	295,033
Management and franchise fees	389,618	381,401
Administrative	381,756	375,312

Total operating expenses	2,289,150	2,283,411

OPERATING INCOME	692,666	729,163

OTHER INCOME (EXPENSE)
Interest expense	(445,406)	(436,668)
Interest income	48,535	39,477

Total other income (expense)	(396,871)	(397,191)

Net income	295,795	331,972
Owners’ equity, beginning of the year	946,869	614,897

Owners’ equity, end of the year	$1,242,664	$946,869

See accompanying notes.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$295,795	$331,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	299,141	292,053
Changes in operating assets and liabilities:
Accounts receivable	9,701	(13,686)
Prepaid expenses and other assets	2,579	(2,643)
Accounts payable and accrued expenses	(66,474)	13,060

Net cash provided by operating activities	540,742	620,756

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(47,883)	(64,574)
Net (increase) decrease in escrow deposits	32,237	(142,539)
Net (advances to) repayments from affiliates	(20,309)	377,197
Net advances from (repayments to) affiliates	(309,733)	(718,097)

Net cash used in investing activities	(345,688)	(548,013)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(110,202)	(102,424)

Net cash used in financing activities	(110,202)	(102,424)

Net increase (decrease) in cash and cash equivalents	84,852	(29,681)

CASH AND CASH EQUIVALENTS
Beginning	$67,960	$97,641

Ending	$152,812	$67,960

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$445,406	$436,668

See accompanying notes.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Newport Historic, L.L.C., Newport Virginian, L.L.C. and Newport Savannah, L.L.C. (the Company) are limited liability companies that were formed in October 1994, June 1997 and January 2004, respectively, for the purpose of acquiring, owning and operating a hotel. During 2004, the Company acquired an existing Hampton Inn by Hilton Hotels (the hotel) as part of a like-kind exchange. The hotel has 106 rooms and is located in Savannah, Georgia.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Principles of Combination

The combined financial statements include the accounts of Newport Historic, L.L.C. (Historic), Newport Virginian, L.L.C. (Virginian) and Newport Savannah, L.L.C. (Savannah). Historic and Virginian own the hotel property and improvements. Savannah operates the hotel and leases the property and improvements from Historic and Virginian. All intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary at December 31, 2007 and 2006. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $85,212 and $64,386 for 2007 and 2006, respectively.

(Continued)

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance are maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2007 and 2006, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over ten years, the term of the related note payable. The initial franchise fee was recorded at cost and is amortized by the straight-line method over thirteen years, the contractual term of the franchise agreement. Software is recorded at cost and amortized by the straight-line method over three years.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Occupancy and Other Taxes

Revenue is reported net of occupancy and other taxes collected from customers and remitted to governmental authorities.

Income Taxes

The Company consists of three limited liability companies. The members of each limited liability company separately account for each entity’s items of income, deductions, losses, and credits for federal income tax reporting.

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

NOTE 2. MORTGAGE NOTE PAYABLE

Mortgage note payable at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Capmark, installment note, collateralized by property, due monthly at $31,775, including interest at 7.24%, maturing 2018	$3,633,051	$3,743,253

Future principle maturities of the note payable are as follows:

2008	$126,471
2009	135,938
2010	146,113
2011	157,050
2012	168,805
Thereafter	2,898,674

$3,633,051

NOTE 3. INTANGIBLE ASSETS

Intangible assets at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Deferred financing costs	$149,210	$149,210
Franchise fee	47,700	47,700
Software	17,216	17,216

	214,126	214,126
Less accumulated amortization	83,316	62,762

Intangibles, net	$130,810	$151,364

NOTE 4. INVESTMENT IN HOTEL

Investment in hotel at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Land	$570,080	$570,080
Building and improvements	7,560,898	7,560,898
Furnishings and equipment	553,704	505,820

Total cost	8,684,682	8,636,798
Less accumulated depreciation	930,788	652,200

Investment in hotel, net	$7,753,894	$7,984,598

NEWPORT HISTORIC, L.L.C.

NEWPORT VIRGINIAN, L.L.C.

NEWPORT SAVANNAH, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

NOTE 5. FRANCHISE AGREEMENT

The Company operates the hotel as a Hampton Inn under a franchise agreement with Hilton Hotels. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $229,452 and $240,138 for 2007 and 2006, respectively.

NOTE 6. RELATED PARTIES

Certain members owning a substantial portion of the Company are related to and are partners in Carevest, LP. (Carevest). As needed, money is transferred to and from the hotel by Carevest. The Company owed Carevest $3,506,380 and $3,781,350 at December 31, 2007 and 2006, respectively.

Certain members owning a substantial portion of the Company are related shareholders of TLC Capital, Inc. (TLC). As needed, money is transferred to and from the hotel by TLC. The Company was owed funds by TLC totaling $303,775 and $285,037, at December 31, 2007 and 2006, respectively.

The Company is affiliated with Newport Patriot, L.L.C. through common ownership and has borrowed funds from this affiliate. As of December 31, 2007 and 2006, $1,789,889 and $1,824,652, respectively, was due to Newport Patriot, L.L.C.

The Company has advanced funds to one of the members, Hospitality Hotels, L.L.C. As of December 31, 2007 and 2006, the Company was owed $1,639,246 by this member.

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the members through common ownership. The Company owed the Group $50,005 and $16,211 and the Group owed the Company $118,774 and $117,203 at December 31, 2007 and 2006, respectively. Management fee expense incurred by the Company with the Group totaled $108,777 and $109,788 for the years ended December 31, 2007 and 2006, respectively.

NOTE 7. CONCENTRATIONS

From time to time, the Company maintains bank deposits in excess of federally insured limits. As of December 31, 2007 and 2006, no bank deposit balances exceeded the federal insurance limit.

NOTE 8. SUBSEQUENT EVENT

During January 2008, substantially of the Company’s assets were sold for a gross purchase price of approximately $10 million.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Eight Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Charlotte/Matthews—Hilton Hampton Inn Hotel (the Hotel), as of December 31, 2007 and 2006, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

Richmond, Virginia

March 12, 2008

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$1,011,000	$1,011,000
Building and Improvements	3,123,378	3,123,378
Furnishings and Equipment	237,268	232,720
Vehicles	38,220	38,220

TOTAL	4,409,866	4,405,318
Less: Accumulated Depreciation	(357,516)	(226,633)

NET INVESTMENT IN HOTEL PROPERTY	4,052,350	4,178,685

Cash and Cash Equivalents	208,074	26,667
Accounts Receivable—Trade	26,453	26,694
Prepaids and Other	—	25,474
Franchise Fees, Net	31,500	36,000

	266,027	114,835

TOTAL ASSETS	$4,318,377	$4,293,520

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES:
Mortgages Payable	$2,735,000	$2,996,754
Note Payable	6,008	17,351
Affiliate Advances	20,698	92,383
Accounts Payable	36	2,990
Accrued Expenses	17,944	17,082

TOTAL LIABILITIES	2,779,686	3,126,560
MEMBERS’ EQUITY	1,538,691	1,166,960

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$4,318,377	$4,293,520

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Balance, Beginning of Year	$1,166,960	$1,475,513
Net Income	911,194	516,702
Member Contributions (Distributions), net	(539,463)	(825,255)

Balance, End of Year	$1,538,691	$1,166,960

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$2,609,713	$2,119,750
Other Operating Departments	68,945	64,213
Other Income	1,418	287

TOTAL REVENUES	2,680,076	2,184,250

EXPENSES:
Rooms	430,179	464,010
Other Operating Departments	96,480	76,011
General and Administrative	272,676	259,805
Sales and Marketing	150,853	128,296
Property Operations and Energy	198,847	174,743
Property Taxes and Insurance	85,014	78,100
Interest Expense	180,942	187,438
Depreciation and Amortization	135,583	127,326
Management and Royalty Fees	218,308	171,819

TOTAL EXPENSES	1,768,882	1,667,548

NET INCOME	$911,194	$516,702

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$911,194	$516,702
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	131,083	122,826
Amortization	4,500	4,500
Change in:
Accounts Receivable—Trade	241	(11,629)
Prepaids and Other	25,474	(10,015)
Due From/To Affiliate	(71,685)	92,383
Accounts Payable	(2,954)	(24,738)
Accrued Expenses	862	(16,655)

NET CASH FLOWS FROM OPERATING ACTIVITIES	998,715	673,374

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(4,748)	(101,508)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Note Payable Curtailments	(11,343)	(10,492)
Mortgage Loan Proceeds	—	400,000
Mortgage Loan Curtailments	(261,754)	(218,007)
Member Contributions (Distributions), net	(539,463)	(825,255)

NET CASH FLOWS TO FINANCING ACTIVITIES	(812,560)	(653,754)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	181,407	(81,888)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	26,667	108,555

CASH AND CASH EQUIVALENTS, END OF YEAR	$208,074	$26,667

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$181,942	$187,438

The accompanying notes are an integral part of these financial statements.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the 92 room Hilton Hampton Inn Hotel located at 9615 Independence Pointe Parkway in Charlotte (Matthews County), North Carolina (the Hotel) as of December 31, 2007 and 2006 and for the years then ended. The Hotel opened for business in 1995. The Hotel was acquired by SNS Brothers, LLC, a North Carolina limited liability company on December 30, 2004 and was owned by SNS Brothers, LLC throughout the financial statement periods presented.

Hilton Hampton Inn Hotels specialize in providing daily lodging for business or leisure travelers. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk. At December 31, 2007, cash deposits exceeded FDIC insurance limits by $203,550.

Accounts Receivable—Accounts receivable is comprised primarily of trade and credit card receivables due from Hotel guests. The accounts receivable balances are considered to be fully collectable, and accordingly, allowances for doubtful accounts have not been recorded. It is possible that certain balances will become uncollectible.

Investment in Hotel Property—Land, building and improvements, furnishings and equipment and vehicles are stated at the Owners’ cost. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

The respective classes of Hotel Property are depreciated using straight-line methods over the following lives:

Building and Improvements	7 to 40 Years
Furnishings and Equipment	5 to 7 Years
Vehicles	5 Years

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Revenue Recognition—Room and other operating revenues represent revenue derived from rental of rooms and other associated customer fees. Revenue is recognized as room stays occur and other services are provided.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Advertising—Advertising costs are expensed in the period incurred.

Income Taxes—The Hotel property was owned by a limited liability company throughout the financial statement period. Income and losses of a limited liability company are passed through to the members and taxed on their individual income tax returns. Accordingly, these financial statements do not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

In December 2004, the Owner entered into a franchise agreement with a subsidiary of Hilton Hotels Corporation to operate as a Hampton Inn Hotel. The agreement, which required an initial franchise fee of $45,000, extends through December 6, 2015. The franchise fee is being amortized straight-line over the term of the agreement.

The statement of operations includes the following expenses paid to Hilton Hotels Corporation or affiliated entities:

	Expense Recorded
Fee Type	2007	2006
Hilton Honors/Guest Relations	$63,312	$46,258
Travel Agent	40,392	32,162
Program	109,154	85,909
Royalty	109,154	85,909
Miscellaneous	17,945	18,425

The December 31, 2007 balance in affiliate advances is comprised of $20,000 of fees owed to Hilton Hotels Corporation or affiliates and $698 of non interest bearing demand loans payable to affiliates of the owner.

NOTE 4—MORTGAGES AND NOTE PAYABLE

The Hotel property is encumbered by the following loans at December 31, 2007 and 2006.

		Loan Balance		Maturity Date	Interest Rate	Secured By
Description	Lender	12/31/07	12/31/06
1st DOT Mortgage	Piedmont Bank	$2,599,020	$2,702,029	12/29/09	6.0	*
2nd DOT Mortgage	Piedmont Bank	$135,980	$294,725	2/15/11	7.0	**
Vehicle Note	Piedmont Bank	$6,008	$17,351	1/31/09	6.0	Two vehicles

*	1st Deed of Trust on Hotel real estate and guarantees of owner and members.
**	2nd Deed of Trust on Hotel real estate and 1st lien on all furniture, fixtures and equipment at the Hotel.

CHARLOTTE/MATTHEWS—HILTON HAMPTON INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

The mortgages and note payable require combined monthly payments totaling $30,969. The first and second deed of trust mortgage loans each require balloon payments of the unpaid outstanding principal balances upon maturity.

Below is a schedule of required future debt curtailments:

2008	$364,181
2009	2,376,827

TOTAL	$2,741,008

NOTE 5—SUBSEQUENT EVENT

On September 17, 2007, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Eight Hospitality, Inc for $11,300,000. The sale closed January 15, 2008.

Independent Auditor’s Report

To the Members

Riva Hospitality, LLC

Greenbelt, Maryland

We have audited the accompanying balance sheets of Riva Hospitality, LLC d/b/a the Hilton Garden Inn—Annapolis (the Hotel) as of December 31, 2007 and 2006, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riva Hospitality, LLC as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, on January 15, 2008, the Hotel was sold.

Richmond, Virginia

March 13, 2008

RIVA HOSPITALITY, LLC

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investment in hotel, net of accumulated depreciation of $337,963 and $0 (Note 2)	$13,665,654	$2,344,550
Construction-in-progress	—	6,706,987
Cash	—	44,113
Accounts receivable—trade	11,607	—
Prepaid expenses and other current assets	26,659	12,685
Franchise application fees (Note 5)	—	62,500
Loan origination costs	—	207,680

Total assets	$13,703,920	$9,378,515

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Cash overdraft	$48,303	$—
Accounts payable and accrued expenses	138,228	694,171
Notes payable (Note 3)	11,159,078	5,967,808
Due to affiliates (Note 6)	2,044,645	1,471,990

Total liabilities	13,390,254	8,133,969
Commitments and Subsequent Event (Note 7)	—	—
Members’ Equity	313,666	1,244,546

Total liabilities and members’ equity	$13,703,920	$9,378,515

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$1,556,508	$—
Other	69,857	—

Total revenues	1,626,365	—

EXPENSES:
Operating	756,856	—
Hotel administration	367,469	—
Sales and marketing	18,484	—
Utilities	132,499	—
Repairs and maintenance	83,908	—
Management and franchise fees	196,649	—
Depreciation and amortization	608,109	—

Total expenses	2,163,974	—

Operating Loss	(537,609)	—
Interest expense	(393,271)	—

Net Loss	$(930,880)	$—

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

STATEMENTS OF MEMBER’S EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, January 1, 2006	$—
Capital contributions	1,244,546

Balance, December 31, 2006	1,244,546
Net loss	(930,880)

Balance, December 31, 2007	$313,666

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(930,880)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	337,963	—
Amortization	270,146
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable—trade	(11,607)	—
Prepaid expenses and other current assets	(13,974)	(12,685)
Increase in:
Accounts payable and accrued expenses	(555,943)	—

Net cash used in operating activities	(904,295)	(12,685)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets, including construction-in-progress	(4,952,046)	(8,357,366)
Franchise fees	—	(62,500)

Net cash used in investing activities	(4,952,046)	(8,419,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(40,921)	—
Proceeds from notes payable	5,232,191	5,967,808
Net proceeds from affiliates	572,655	1,471,990
Capital contributions	—	1,244,546
Loan origination fees	—	(207,680)
Cash overdraft	48,303	—

Net cash provided by financing activities	5,812,228	8,476,664

Net increase (decrease) in cash	(44,113)	44,113
CASH:
Beginning	44,113	—

Ending	$—	$44,113

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$767,601	$58,745

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment financed by notes payable	$4,952,046	$8,357,366

Capital assets purchased included in accounts payable	$—	$676,521

See Notes To Financial Statements.

RIVA HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The accompanying financial statements present the financial information of the following Hotel property (the Hotel):

Riva Hospitality, LLC is a Maryland limited liability company which was formed on May 24, 2005, for the purpose of acquiring land, developing a Hilton Garden Inn and operating the hotel under a management agreement with Baywood Hotels (the Manager). The Hotel, located in Annapolis, Maryland became operational in June 2007, when the franchise and management agreements became effective and the Hotel commenced operations. There were no revenues earned or costs and expenses incurred for the year ended December 31, 2006.

A summary of the Hotel’s significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense. The expenses shown in the statements of operations do not include any salaries to the members.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Concentrations of credit risk: The Hotel maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotel has not experienced any losses in such accounts. The Hotel believes they are not exposed to any significant credit risk on cash.

Construction in process: Construction-in-process was stated at cost. Property taxes and interest expense incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset, when placed in service. Total interest capitalized was approximately $433,000.

Investment in hotel: The investment in hotel is stated at cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotel accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

RIVA HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

Franchise fees: Initial franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement commencing on the hotel opening date.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the mortgage. Amortization expenses totaled $75,644 and $0 for the years ended December 31, 2007 and 2006, respectively. In addition, as discussed in Note 7, the investment in the Hotel was sold on January 15, 2008, and the remaining debt was paid off. Accordingly, the remaining loan costs were written off as of December 31, 2007 to reflect the anticipated prepayment.

Income taxes: No federal or state income taxes are payable by the Hotel, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotel’s profits or losses in their individual tax returns. The tax returns, the status of the Hotel as such for tax purposes, and the amount of allocable Hotel income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotel’s status, or in changes to allocable Hotel income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Total sales and marketing expense was $18,484 in 2007.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. INVESTMENT IN HOTEL PROPERTY

The following is a schedule of the components of the carrying amounts of the investment in the Hotel at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$2,344,550	$2,344,550
Building and improvements	9,662,178	—
Furniture, fixtures and equipment	1,996,889	—

	14,003,617	2,344,550
Less accumulated depreciation	(337,963)	—

Investment in hotels, net	$13,665,654	$2,344,550

NOTE 3. NOTES PAYABLE

In July 2005, the Hotel obtained a construction note payable from a bank for a maximum of $10,230,895. The term of the note is 36 months, with interest only through August 2007, then principal and interest until due; interest fixed at 6.75%. As of December 31, 2006, the property was under construction and had drawn a total of $5,967,808. The final draw, up to the maximum, was taken in May 2007. As of December 31, 2007, the outstanding balance was $10,193,345. The loan is secured by the investment in the Hotel.

RIVA HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

In November 2006, the Hotel obtained an additional construction note payable for a maximum of $965,733, from the same bank, to cover the remaining construction costs and to purchase furnishings. The term of the note is 24 months, with interest only through November 2007, then principal and interest until due; interest at prime plus 0.5% (7.75% at December 31, 2007). As of December 31, 2006, there were no draws on this note. The final draw, up to the maximum, was taken in August 2007. As of December 31, 2007, the outstanding balance was $965,733. The loan is secured by the investment in the Hotel.

Notes payable at December 31, 2007 and 2006 consist of the following:

	2007	2006
$10,230,895 maximum construction note, due in full on August 1, 2008	$10,193,345	$5,967,808
$969,105 maximum construction note, due in full on December 1, 2008	965,733	—

	$11,159,078	$5,967,808

Interest of $374,331 and $58,745 were capitalized in the years ended December 31, 2007 and 2006, respectively.

As discussed in Note 7, both notes were paid off with proceeds of the sale of the investment in the Hotel in January 2008.

NOTE 4. MANAGEMENT AGREEMENT

The Hotel is subject to a management agreement, which provides for payment of base management fees, which are calculated monthly based on 3% of gross room rental revenues. Management fees of $48,927 were expensed in 2007.

NOTE 5. FRANCHISE AGREEMENT

Franchise application fees totaling $62,500 have been paid to Hilton Hotels Corporation, Inc. as of December 31, 2006. Amortization of these fees began when the Hotel opened in June 2007. Amortization expense totaled $1,822 for the year ended December 31, 2007. In addition, as discussed in Note 7, the investment in the Hotel was sold on January 15, 2008. As a result of the sale, the existing franchise agreement was terminated. Accordingly, the remaining franchise application fees were written off as of December 31, 2007 to reflect the anticipated termination.

The Hotel is also subject to a franchise agreement under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers an initial term of 20 years. The agreement provides for payment of base franchise and marketing fees, which are calculated monthly totaling approximately 9% of gross rental revenues. Franchise fees of $147,722 were paid in 2007.

NOTE 6. RELATED PARTIES

The managing member of the Hotel is also the President of the Manager. Funds due to related parties in the amounts of $2,044,645 and $1,471,990 at December 31, 2007 and 2006, respectively, represent funding for the land and construction. The loans are non-interest bearing and due upon demand.

NOTE 7. SUBSEQUENT EVENT

On January 15, 2008, the personal property used in the operation of the Hotel and the underlying real property was sold by Columbia Hospitality, Inc., a Maryland corporation and the survivor of a merger with Riva Hospitality, LLC with an effective date of January 10, 2008, to Apple REIT Eight, Inc. for a gross purchase price of approximately $25.0 million. In addition, all of the debt was paid off with the proceeds of the sale on January 15, 2008.

Independent Auditor’s Report

To the Members

Dimension Acquisition Hotels

Natchitoches, Louisiana

We have audited the accompanying combined balance sheets of the Dimension Acquisition Hotels, as of December 31, 2007 and 2006, and the related combined statements of income, members’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of the Dimension Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Dimension Acquisition Hotels as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, each of the four hotels included in investment in hotels at December 31, 2007 are under contract for sale. In addition, in March 2008, one of the hotels was sold.

Richmond, Virginia

March 14, 2008

DIMENSION ACQUISITION HOTELS

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Investment in hotels, net of accumulated depreciation of $22.9 million and $23.2 million (Note 2)	$45,280,319	$48,327,103
Cash and cash equivalents	2,487,398	1,259,778
Accounts receivable – trade	395,073	417,991
Restricted funds held for:
Taxes, insurance and replacement reserves	1,317,544	1,020,415
Prepaid expenses and other current assets	255,460	446,140
Franchise fees, net of accumulated amortization of $35,419 and $24,199 (Note 5)	55,381	66,601
Loan origination costs, net of accumulated amortization of $256,535 and $114,816	418,100	559,819

Total assets	$50,209,275	$52,097,847

Liabilities And Members’ Deficit
Liabilities:
Notes payable (Note 3)	$51,641,411	$52,543,412
Due to affiliates (Note 6)	3,881,139	3,805,857
Accounts payable and accrued expenses	1,297,023	1,223,618

Total liabilities	56,819,573	57,572,887
Commitments
Members’ Deficit	(6,610,298)	(5,475,040)

Total liabilities and members’ deficit	$50,209,275	$52,097,847

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Rooms	$20,377,742	$19,010,063
Other	2,055,461	2,028,711

Total revenues	22,433,203	21,038,774

Expenses:
Operating	3,989,261	3,760,724
Hotel administration	4,529,488	4,219,481
Sales and marketing	491,057	449,174
Utilities	828,792	841,213
Repairs and maintenance	560,751	520,555
Management and franchise fees	2,382,201	2,228,706
Other expenses	1,467,200	853,051
Depreciation and amortization	3,509,309	3,267,624

Total expenses	17,758,059	16,140,528

Operating income	4,675,144	4,898,246
Interest expense	3,362,022	4,205,081

Net income	$1,313,122	$693,165

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

COMBINED STATEMENTS OF MEMBERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, January 1, 2006	$(2,654,337)
Net income	693,165
Contributions	24,215
Distributions	(3,538,083)

Balance, December 31, 2006	(5,475,040)
Net income	1,313,122
Contributions	1,062,805
Distributions	(3,511,185)

Balance, December 31, 2007	$(6,610,298)

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash Flows From Operating Activities
Net income	$1,313,122	$693,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,356,370	3,216,893
Amortization	152,939	50,731
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	22,918	(212,443)
Prepaid expenses and other current assets	190,680	18,265
Increase (decrease) in:
Accounts payable and accrued expenses	73,405	(93,691)

Net cash provided by operating activities	5,109,434	3,672,920

Cash Flows From Investing Activities
Purchase of property and equipment	(309,586)	(70,010)
Net (increase) decrease in restricted funds held	(297,129)	326,400

Net cash provided by (used in) investing activities	(606,715)	256,390

Cash Flows From Financing Activities
Principal payments on notes payable	(935,255)	(780,397)
Proceeds from notes payable	33,254	22,533,254
Repayment of debt	—	(25,662,132)
Net proceeds from affiliates	75,282	4,059,591
Loan origination fees	—	(208,360)
Contributions	1,062,805	24,215
Distributions	(3,511,185)	(3,538,083)

Net cash used in financing activities	(3,275,099)	(3,571,912)

Net increase in cash and cash equivalents	1,227,620	357,398
Cash and cash equivalents:
Beginning	1,259,778	902,380

Ending	$2,487,398	$1,259,778

Supplemental Disclosure Of Cash Flow Information
Cash payments for interest	$3,362,022	$4,205,081

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Nature Of Business And Significant Accounting Policies

Nature of business: The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

RT Cypress, L.P. is a Delaware limited partnership, which was formed on March 1, 2001, for the purpose of acquiring a Courtyard by Marriott, located in Cypress, California, and operating the hotel under a management agreement with Dimension Development, Inc. (the Manager).

RT—Natomas Associates, L.P. is a Delaware limited partnership, which was formed on July 1, 2003, for the purpose of acquiring a Hilton Garden Inn, located in Sacramento, California, and operating the hotel under a management agreement with Dimension Development, Inc. (the Manager).

RT—Waca Hotel, L.P. is a Delaware limited partnership, which was formed on February 27, 2006, for the purpose of operating two Homewood Suites, located in Tukwila, Washington and San Jose, California, and operating the hotels under a management agreement with Dimension Development, Inc. (the Manager). The hotels were formerly owned by FTRC Hotel Partners, L.P., which is a related party, with the same ownership.

A summary of the Hotels’ significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense. The expenses shown in the combined statements of income do not include any salaries to the members.

Principles of combination: The accompanying financial statements combine the accounts of RT Cypress, L.P., RT—Natomas Associates, L.P., and RT—Waca Hotel, L.P. (collectively the Hotels, or Dimension Acquisition Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Concentrations of credit risk: The Hotels maintain their cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted funds: The Hotels are required to fund some of the various mortgage holders with sufficient funds, generally 4% of gross revenue, to cover the cost of replacements and renewals to the Hotels’ property and improvements. The mortgagors hold these funds in escrow in short-term money market securities on behalf of the Hotels until the funds are spent on capital improvements.

Accounts receivable: Accounts receivable is comprised primarily of trade receivables due from Hotels’ guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2007 and 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered past due when any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as charged. No interest has been charged to trade receivables during 2007 or 2006.

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

Investment in hotels: The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the lives of the assets. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the mortgage. Amortization expenses related to loan costs totaled $141,719 and $43,307 for the years ended December 31, 2007 and 2006, respectively. In addition, as discussed in Note 7, each of the Hotels were under contract for sale as of December 6, 2007 and all debt will be paid off with the proceeds from the sale upon closing. Accordingly, the loan costs were written down as of December 31, 2007 to reflect the anticipated prepayment.

Income taxes: No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying combined financial statements. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels’ status, or in changes to allocable Hotels’ income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Total sales and marketing expense was $491,057 and $449,174 for the years ended December 31, 2007 and 2006, respectively.

Estimates: The presentation of the combined financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

Note 2. Investment In Hotel Properties

The following is a schedule of the components of the carrying amounts of the investment in the Hotels at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$9,476,931	$9,606,071
Building and improvements	49,019,007	49,163,061
Furniture, fixtures and equipment	5,983,477	8,601,417
Machinery and equipment	3,287,354	3,860,838
Vehicles	202,393	266,124

	67,969,162	71,497,511
Less accumulated depreciation	(22,688,843)	(23,170,408)

Investment in hotels, net	$45,280,319	$48,327,103

Note 3. Notes Payable

Notes payable at December 31, 2007 and 2006 consist of:

	2007	2006
RT Natomas Associates, L.P. with PNC Bank, secured by the investment in the Hotel; term of 10 years and due August 2014; interest at 6.7%	$14,188,651	$14,433,228

RT Cypress, L.P. with GMAC Commercial Mortgage Bank, secured by the investment in the Hotel; term of 10 years and due January 2015; interest at 5.69%. The note is guaranteed by one of the members.	15,508,389	15,812,704

RT Waca Hotels, L.P. with GMAC Commercial Mortgage Bank, secured by the investment in the Hotel, term of 7 years and due April 2013; interest at 6.61%. The note is guaranteed by one of the members.	21,887,402	22,249,215

RT Waca Hotels, L.P. installment note payable to People’s State Bank in monthly installments of $1,042, which includes principal and interest. The note matures September 2009 and is secured by a vehicle.	21,329	—

RT Waca Hotels, L.P. installment note payable to People’s State Bank in monthly installments of $973, which includes principal and interest. The note matures September 2008 and is secured by a vehicle.	8,496	17,094

RT Natomas Associates, L.P. installment note payable to People’s State Bank in monthly installments of $1,043, which includes principal and interest. The note matures May 2010 and is secured by a vehicle.	27,144	31,171

	$51,641,411	$52,543,412

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

Future maturities at December 31, 2007 are as follows:

Years Ending December 31,
2008	$1,039,887
2009	1,096,923
2010	1,150,292
2011	1,220,079
2012	1,299,676
Thereafter	45,834,554

$51,641,411

Note 4. Management Agreements

The Hotels are subject to management agreements, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and are 3% of gross rental revenues. Management fees of $672,660 and $632,145 were expensed in 2007 and 2006, respectively.

Note 5. Franchise Agreements

Franchise application fees totaling $90,800 have been paid to Marriot International, Inc. and Hilton Inns, Inc. as of December 31, 2007 and 2006, respectively. Amortization expense totaled $11,220 and $7,424 for the years ended December 31, 2007 and 2006, respectively. In addition, as discussed in Note 7, each of the Hotels was under contract for sale as of December 6, 2007. Upon closing, the existing franchise agreements will be terminated. Accordingly, the franchise application fees were written down as of December 31, 2007 to reflect the anticipated termination.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott International, Inc. (Courtyard) & Hilton Inns, Inc. (Hilton Garden & Homewood Suites). The agreements cover an initial term of 20 years with varying renewal terms. The agreement provides for payment of base franchise fees, which are calculated monthly and range from 7-9% of gross rental revenues. Franchise fees of $1,709,541 and $1,596,561 were expensed in 2007 and 2006, respectively.

Note 6. Related Parties

The managing member of the Hotels is also the President of the entity that manages the Hotels. Re-financing of the two hotels under RT—Waca Hotel, L.P. during 2006 resulted in due to affiliates totaling $3,881,139 and $3,805,857 at December 31, 2007 and 2006, respectively. These loans are non-interest bearing and due upon demand.

Note 7. Commitments and Subsequent Event

As of December 6, 2007, each of the Hotels was under contract for sale to Apple Eight Hospitality Ownership, Inc., a wholly-owned subsidiary of Apple REIT Eight, Inc. The aggregate purchase price under the three purchase contracts is approximately $88 million. All debt obligations will be paid off with the proceeds from the sale upon closing, which is anticipated to be completed by July 2008. In March 2008, one of the hotels (RT Natomas Associates, L.P. d/b/a Hilton Garden Inn Sacramento/South Natomas) was sold to Apple REIT Eight, Inc. for a gross purchase price of approximately $27.6 million.

J. Randall Graham, CPA

Certified Public Accountant

1616 –A Metropolitan Circle

Tallahassee, Florida 32308

(850) 385-3711

(850) 385-3860 (fax)

jrgcpa@nettally.com

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Carlton Hospitality, LLC

We have audited the accompanying balance sheet of Carlton Hospitality, LLC as of December 31, 2007, and the related statements of operations, member’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Carlton Hospitality, LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Carlton Hospitality, LLC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carlton Hospitality, LLC as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ J. Randall Graham, CPA

Tallahassee, FL

January 23, 2008

CARLTON HOSPITALITY, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2007

2007
Assets
Current assets:
Cash and cash equivalents	$221,518
Cash restricted per note payable covenants	52,907
Accounts receivable	6,972

Total current assets	281,397

Property and equipment:
Building and improvements	6,255,001
Furniture, fixtures, and equipment	1,275,890

Total property and equipment	7,530,891
Less accumulated depreciation	(1,320,221)

Property and equipment, net	6,210,670

Other assets:
Loan fees and other Startup Costs	473,570
Franchise Fee	60,000

Total other assets	533,570
Less accumulated amortization	(64,131)

Other assets, net	469,439

Total assets	$6,961,506

Liabilities and Member’s Equity
Current liabilities:
Accounts payable and accrued expenses	$203,786
Room revenues received in advance	21,900
Current portion of long-term debt	133,494

Total current liabilities	359,180
Long-term obligations	5,996,566

Total liabilities	6,355,746
Member’s Equity	605,760

Total liabilities and member’s equity	$6,961,506

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

2007
Revenues:
Room	$2,699,740
Telephone, pantry, vending and movies	51,045
Food and beverage	128,497
Rentals and meeting rooms	43,802
Banquet and other income	94,781

Total revenues	3,017,865

Costs and expenses:
Operating Costs (excluding staffing costs)	326,719
Staff salaries, taxes and benefits	673,184
Food and beverage	106,280
General and administrative	115,428
Marketing	16,291
Repairs and Maintenance	50,333
Utilities	205,461
Franchise and related fees	257,993
Insurance and taxes	218,033

Total costs and expenses	1,969,722

Income before other expense	1,048,143

Other expense:
Depreciation and amortization	841,337
Interest Expense	541,140
Land lease payments	43,000

Total other expense	1,425,477

Net loss	$(377,334)

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

STATEMENT OF MEMBER’S EQUITY

YEAR ENDED DECEMBER 31, 2007

2007
Balance, December 31, 2006	$1,608,094
Distributions	(625,000)
Net loss	(377,334)

Balance, December 31, 2007	$605,760

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2007

2007
Cash flows from operating activities:
Net loss	$(377,334)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	806,864
Amortization of loan fees and franchise fees	34,473
Changes in certain operating assets and liabilities:
Increase in room revenues received in advance	21,900
Accounts receivable, net	1,440
Accounts payable and accrued liabilities	151,713

Net cash provided by operating activities	639,056

Cash flows from investing activities:
Additions to property and equipment	(14,916)
Refunds of certain startup costs	54,670
Additions to restricted cash	(10,694)

Net cash provided by investing activities	29,060

Cash flows from financing activities:
Distributions to members	(625,000)
Payments on long-term debt	(69,940)

Net cash used by financing activities	(694,940)

Net (decrease) increase in cash and cash equivalents	(26,824)
Cash and cash equivalents, beginning of year	248,342

Cash and cash equivalents, end of year	$221,518

Supplemental information for statement of cash flows:
Interest paid in cash during 2007 was $541,140.

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS

(1)	Organization

Carlton Hospitality, LLC, is a Florida limited liability company which owns and operates a hotel property commonly known as the Hilton Garden Inn Tallahassee Central, (the “Hotel”) located in Tallahassee, Florida. Hotel operations began on March 24, 2006.

On November 2, 2007, Apple Eight Hospitality Ownership, Inc, a Virginia corporation, entered into a contract with Carlton Hospitality, LLC to acquire the Hotel.

The accompanying financial statements have been prepared for purposes of enabling Apple Eight Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short term investments with original maturities of three months or less when purchased.

(c)	Restricted Cash

Pursuant to note agreements, Carlton Hospitality, LLC is required to maintain certain cash reserves for the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as restricted cash, totaled $52,907 as of December 31, 2007.

(d)	Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and the double declining balance method over the following estimated useful lives:

Building and improvements	10 to 39 years
Furniture, fixtures, and equipment	3 to 7 years

Furniture, fixtures, and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists primarily of china, glassware, silverware, pots and pans, and linen and is depreciated over three to seven years.

Repairs and maintenance are charged to expense as incurred.

Costs directly associated with the acquisition, development, and construction of the Hotel properties are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

Carlton Hospitality, LLC records impairment losses on property and equipment according to the provisions of statement of Financial Accounting Standards SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Whenever events or circumstances indicate that the carrying amount of property or equipment may not be fully recoverable, the carrying amount will be evaluated for impairment.

When the undiscounted cash flows estimated to be generated by such property and equipment (excluding interest) are less than its carrying amount, it is considered impaired and the related carrying value of the property and equipment is adjusted to its estimated fair value. Long-lived assets that are held for disposal are reported at the lower of the assets’ carrying amount or estimated fair value less estimated costs of disposal. The estimation of fair value is inherently uncertain and relies on assumptions regarding current and future economics, market conditions, and the availability of capital. The management of Carlton Hospitality, LLC believes that there has been no impairment of the carrying value of its property and equipment assets as of December 31, 2007.

(e)	Other Assets

Other assets consist primarily of loan fees and license agreements which are being amortized on a straight line basis over the life of the related loan or license agreement. The straight line basis approximates the effective interest method of amortization for loan fees.

(f)	Income Taxes

No federal or state income taxes are payable by Carlton Hospitality, LLC, and therefore, no tax provision has been reflected in the accompanying financial statements. Any federal or state income taxes due are the responsibility of the members of Carlton Hospitality, LLC.

(g)	Fair Value of Financial Instruments

For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities, recorded amounts approximate fair value due to the relatively short-term nature of these instruments.

The fair value of the Carlton Hospitality, LLC’s long-term obligations are estimated based on the current rates available to the Carlton Hospitality, LLC for instruments of the same remaining maturities and terms. The estimated fair value of the Carlton Hospitality, LLC’s long term obligations as of December 31, 2007 is $6,130,060. Management believes that the interest rates on the Carlton Hospitality, LLC’s existing debt instruments approximate the rates it could obtain on a current basis. The fair value amount does not necessarily represent the amount that would be required to satisfy the debt obligation.

(h)	Revenue Recognition

Revenue is recognized as earned which generally occurs daily based upon room rentals and as other services are provided.

(3)	Franchise and License Agreements

The Hotel has a license agreement with Hilton Inns, Inc. (“Hilton”), a Delaware corporation, to operate the Hotel under the name Hilton Garden Inn. The license agreement has a 20 year term. The Hotel paid total initial fees of $60,000 to acquire the license agreement, which has been capitalized as other assets. The license agreement entitles Hilton to a monthly program fee equal to 4% of gross room revenues, as defined, in the license agreement. The amount of the monthly program fee is subject to change from time to time, with the

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

increases not to exceed 1% of the Hotel’s gross room revenue in any calendar year, and the cumulative increases in the monthly program fee, during the term of the agreement, will not exceed 5% of gross room revenue.

The license agreement also requires payment to Hilton of monthly royalty fees equal to 5% of gross room revenues.

The license fee payments totaled $257,993 for the year ended December 31, 2007.

(4)	Long-Term Obligations

Long-term obligations consist of the following as of December 31, 2007:

Mortgage note payable:
Interest only at WSJ prime rate plus 50 basis points payable monthly through May 1, 2007. Principal and interest payments at prime plus 50 basis points amortized over 20 years payable monthly commencing June 1, 2007 with a balloon payment due on May 31, 2011. Option to renew (with certain conditions being met) for an additional 5 years to May 31, 2016. Secured by a mortgage on all real and personal property. A prepayment penalty of up to 3% may be imposed for early payoff of the note	$6,130,060
Less current portion	(133,494)

$5,996,566

Long term obligation maturities as of December 31, 2007 are as follows:

Notes payable
2008	133,494
2009	144,215
2010	155,797
2011	5,696,554
Thereafter	-0-

$6,130,060

(5)	Lease Obligations

Carlton Hospitality, LLC has entered into a net/net land lease for the land on which the Hotel building and improvements are located. The term of the lease is for 85 years, ending on December 31, 2089. The basic rent under the lease is $3333.33. On the 5th anniversary of the lease (January 1, 2009), and on each 5th January 1 thereafter, the basic rent shall be increased by the percentage increase in the consumer price index from January 1, 2004. Carlton Hospitality, LLC, as lessee, is responsible for payment of all expenses of every kind associated with the land being leased. All ownership rights to the buildings and improvements remaining on the land at the lease termination date will transfer to the lessor.

(6)	Commitments and Contingencies

(a)	Environmental Matters

Carlton Hospitality, LLC follows a policy of monitoring its property for the presence of hazardous or toxic substances. Carlton Hospitality, LLC is not aware of any environmental liability with respect to the

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

property that would have a material adverse effect on Carlton Hospitality, LLC’s business, assets, or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on Carlton Hospitality, LLC’s results of operations and cash flow.

(b)	General Uninsured Losses

Carlton Hospitality, LLC is covered by commercial liability, fire, and extended coverage with respect to the property. This coverage has policy specification and insured limits customarily carried for similar properties. However, certain types of losses (such as from hurricanes and floods) may be either uninsurable or not economically insurable. Further, the Hotel property is located in an area that is subject to hurricane activity and possible floods. Should the Hotel sustain damage as a result of a hurricane, or flood, Carlton Hospitality, LLC may incur losses due to insurance deductibles, co-payments on insured losses, or uninsured losses. In addition, although Carlton Hospitality, LLC’s existing policies of insurance covering property damage do not exclude coverage for acts of terrorism, it is possible that such an exclusion could be imposed by an insurance carrier upon future policy renewal, in which case any losses from acts of terrorism might be uninsured. Should an uninsured loss occur, Carlton Hospitality, LLC could lose some or all of its capital investment, cash flow, and anticipated profits related to the Hotel property.

(c)	Claims/Litigation

Certain claims have arisen against Carlton Hospitality, LLC in its normal course of business. Carlton Hospitality, LLC believes that such claims will not have a material adverse effect on Carlton Hospitality, LLC’s financial position, cash flow, or results of operations.

J. Randall Graham, CPA

Certified Public Accountant

1616 –A Metropolitan Circle

Tallahassee, Florida 32308

(850) 385-3711

(850) 385-3860 (fax)

jrgcpa@nettally.com

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Carlton Hospitality, LLC

We have audited the accompanying balance sheet of Carlton Hospitality, LLC as of December 31, 2006, and the related statements of operations, member’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Carlton Hospitality, LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Carlton Hospitality, LLC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carlton Hospitality, LLC as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ J. Randall Graham, CPA

Tallahassee, FL

January 23, 2008

CARLTON HOSPITALITY, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2006

2006
Assets
Current assets:
Cash and cash equivalents	$248,342
Cash restricted per note payable covenants	42,213
Accounts receivable	8,412

Total current assets	298,967

Property and equipment:
Building and improvements	6,255,001
Furniture, fixtures, and equipment	1,260,974

Total property and equipment	7,515,975
Less accumulated depreciation	(513,357)

Property and equipment, net	7,002,618

Other assets:
Loan fees and other Startup Costs	528,240
Franchise Fee	60,000

Total other assets	588,240
Less accumulated amortization	(29,658)

Other assets, net	558,582

Total assets	$7,860,167

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$38,108
Accrued payroll and sales taxes	13,965
Current portion of long-term debt	69,940

Total current liabilities	122,013
Long-term obligations	6,130,060

Total liabilities	6,252,073
Member’s Equity	1,608,094

Total liabilities and member’s equity	$7,860,167

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

2006
Revenues:
Room	$1,924,880
Telephone, pantry, vending and movies	35,202
Food and beverage	77,994
Rentals and meeting rooms	14,576
Banquet and other income	58,008

Total revenues	2,110,660

Costs and expenses:
Operating Costs (excluding staffing costs)	319,770
Staff salaries, taxes and benefits	584,648
Food and beverage	87,412
General and administrative	121,021
Marketing	18,526
Repairs and Maintenance	23,771
Utilities	152,789
Franchise and related fees	181,981
Insurance and taxes	73,865

Total costs and expenses	1,563,783

Income before other expense	546,877

Other expense:
Depreciation and amortization	543,015
Interest expense	358,520
Land Lease Payments	32,248

Total other expense	933,783

Net loss	$(386,906)

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

STATEMENT OF MEMBER’S EQUITY

YEAR ENDED DECEMBER 31, 2006

2006
Balance, December 31, 2005	$2,100,000
Distributions	(105,000)
Net loss	(386,906)

Balance, December 31, 2006	$1,608,094

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2006

2006
Cash flows from operating activities:
Net loss	$(386,906)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	513,357
Amortization of loan fees and franchise fees	29,658
Changes in certain operating assets and liabilities:
Accounts receivable, net	(8,412)
Accounts payable and accrued liabilities	52,073

Net cash provided by operating activities	199,770

Cash flows from investing activities:
Additions to property and equipment	(6,016,836)
Additions to restricted cash	(42,213)

Net cash used in investing activities	(6,059,049)

Cash flows from financing activities:
Distributions to members	(105,000)
Proceeds from long-term financing	6,200,000

Net cash provided by financing activities	6,095,000

Net (decrease) increase in cash and cash equivalents	235,721
Cash and cash equivalents, beginning of year	12,621

Cash and cash equivalents, end of year	$248,342

Supplemental information for statement of cash flows:
Interest paid in cash during 2006 was $ 525,419 of which $166,899 was capitalized as construction period interest.

See accompanying notes to financial statements.

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS

(1)	Organization

Carlton Hospitality, LLC, is a Florida limited liability company which owns and operates a hotel property commonly known as the Hilton Garden Inn Tallahassee Central, (the “Hotel”) located in Tallahassee, Florida. Hotel operations began on March 24, 2006.

On November 2, 2007, Apple Eight Hospitality Ownership, Inc, a Virginia corporation, entered into a contract with Carlton Hospitality, LLC to acquire the Hotel.

The accompanying financial statements have been prepared for purposes of enabling Apple Eight Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short term investments with original maturities of three months or less when purchased.

(c)	Restricted Cash

Pursuant to note agreements, Carlton Hospitality, LLC is required to maintain certain cash reserves for the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as restricted cash, totaled $42,213 as of December 31, 2006.

(d)	Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and the double declining balance method over the following estimated useful lives:

Building and improvements	10 to 39 years
Furniture, fixtures, and equipment	3 to 7 years

Furniture, fixtures, and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists primarily of china, glassware, silverware, pots and pans, and linen and is depreciated over three to seven years.

Repairs and maintenance are charged to expense as incurred.

Costs directly associated with the acquisition, development, and construction of the Hotel properties are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

Carlton Hospitality, LLC records impairment losses on property and equipment according to the provisions of statement of Financial Accounting Standards SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Whenever events or circumstances indicate that the carrying amount of property or equipment may not be fully recoverable, the carrying amount will be evaluated for impairment.

When the undiscounted cash flows estimated to be generated by such property and equipment (excluding interest) are less than its carrying amount, it is considered impaired and the related carrying value of the property and equipment is adjusted to its estimated fair value. Long-lived assets that are held for disposal are reported at the lower of the assets’ carrying amount or estimated fair value less estimated costs of disposal. The estimation of fair value is inherently uncertain and relies on assumptions regarding current and future economics, market conditions, and the availability of capital. The management of the Carlton Hospitality, LLC believes that there has been no impairment of the carrying value of its property and equipment assets as of December 31, 2006.

(e)	Other Assets

Other assets consist primarily of loan fees and license agreements which are being amortized on a straight line basis over the life of the related loan or license agreement. The straight line basis approximates the effective interest method of amortization for loan fees.

(f)	Income Taxes

No federal or state income taxes are payable by Carlton Hospitality, LLC, and therefore, no tax provision has been reflected in the accompanying financial statements. Any federal or state income taxes due are the responsibility of the members of Carlton Hospitality, LLC.

(g)	Fair Value of Financial Instruments

For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities, recorded amounts approximate fair value due to the relatively short-term nature of these instruments.

The fair value of the Carlton Hospitality, LLC’s long-term obligations are estimated based on the current rates available to the Carlton Hospitality, LLC for instruments of the same remaining maturities and terms. The estimated fair value of the Carlton Hospitality, LLC’s long term obligations as of December 31, 2006 is $6,200,000. Management believes that the interest rates on the Carlton Hospitality, LLC’s existing debt instruments approximate the rates it could obtain on a current basis. The fair value amount does not necessarily represent the amount that would be required to satisfy the debt obligation.

(h)	Revenue Recognition

Revenue is recognized as earned which generally occurs daily based upon room rentals and as other services are provided.

(3)	Franchise and License Agreements

The Hotel has a license agreement with Hilton Inns, Inc. (“Hilton”), a Delaware corporation, to operate the Hotel under the name Hilton Garden Inn. The license agreement has a 20 year term. The Hotel paid total initial fees of $60,000 to acquire the license agreement, which has been capitalized as other assets. The license

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

agreement entitles Hilton to a monthly program fee equal to 4% of gross room revenues, as defined, in the license agreement. The amount of the monthly program fee is subject to change from time to time, with the increases not to exceed 1% of the Hotel’s gross room revenue in any calendar year, and the cumulative increases in the monthly program fee, during the term of the agreement, will not exceed 5% of gross room revenue.

The license agreement also requires payment to Hilton of monthly royalty fees equal to 5% of gross room revenues.

The license fee payments totaled $181,981 for the year ended December 31, 2006.

(4)	Long-Term Obligations

Long-term obligations consist of the following as of December 31, 2006:

2006
Mortgage note payable:
Interest only at WSJ prime rate plus 50 basis points payable monthly through May 1, 2007. Principal and interest payments at prime plus 50 basis points amortized over 20 years payable monthly commencing June 1, 2007 with a balloon payment due on May 31, 2011. Option to renew (with certain conditions being met) for an additional 5 years to May 31,2016. Secured by a mortgage on all real and personal property. A prepayment penalty of up to 3% may be imposed for early payoff of the note.	$6,200,000
Less current portion	(69,940)

$6,130,060

Long term obligation maturities as of December 31, 2006 are as follows:

Notes payable
2007	$69,940
2008	133,494
2009	144,215
2010	155,797
2011	5,696,554
Thereafter

$6,200,000

(5)	Lease Obligations

Carlton Hospitality , LLC has entered into a net/net land lease for the land on which the Hotel building and improvements are located. The term of the lease is for 85 years, ending on December 31, 2089. The basic rent under the lease is $3333.33. On the 5th anniversary of the lease (January 1, 2009), and on each 5th January 1 thereafter, the basic rent shall be increased by the percentage increase in the consumer price index from January 1, 2004. Carlton Hospitality, LLC, as lessee, is responsible for payment of all expenses of every kind associated with the land being leased. All ownership rights to the buildings and improvements remaining on the land at the lease termination date will transfer to the lessor.

CARLTON HOSPITALITY, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

(6)	Commitments and Contingencies

(a)	Environmental Matters

Carlton Hospitality, LLC follows a policy of monitoring its property for the presence of hazardous or toxic substances. Carlton Hospitality, LLC is not aware of any environmental liability with respect to the property that would have a material adverse effect on Carlton Hospitality, LLC’s business, assets, or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on Carlton Hospitality, LLC’s results of operations and cash flow.

(b)	General Uninsured Losses

Carlton Hospitality, LLC is covered by commercial liability, fire, and extended coverage with respect to the property. This coverage has policy specification and insured limits customarily carried for similar properties. However, certain types of losses (such as from hurricanes and floods) may be either uninsurable or not economically insurable. Further, the Hotel property is located in an area that is subject to hurricane activity and possible floods. Should the Hotel sustain damage as a result of a hurricane, or flood, Carlton Hospitality, LLC may incur losses due to insurance deductibles, co-payments on insured losses, or uninsured losses. In addition, although Carlton Hospitality, LLC’s existing policies of insurance covering property damage do not exclude coverage for acts of terrorism, it is possible that such an exclusion could be imposed by an insurance carrier upon future policy renewal, in which case any losses from acts of terrorism might be uninsured. Should an uninsured loss occur, Carlton Hospitality, LLC could lose some or all of its capital investment, cash flow, and anticipated profits related to the Hotel property.

(c)	Claims/Litigation

Certain claims have arisen against Carlton Hospitality, LLC in its normal course of business. Carlton Hospitality, LLC believes that such claims will not have a material adverse effect on Carlton Hospitality, LLC’s financial position, cash flow, or results of operations.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Eight Hospitality Ownership, Inc.

We have audited the accompanying combined balance sheets of InterMountain Hotels Portfolio, as of December 31, 2007 and 2006, and the related combined statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of InterMountain Hotels Portfolio, as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9, the investment in the hotels is being sold.

/s/ Wilson, Price, Barranco, Blankenship & Billingsley, PC

Montgomery, Alabama

March 11, 2008

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investments in hotels, net of accumulated depreciation of $7,167,363 and $5,373,441, respectively	$38,353,771	$39,385,037
Construction in process	—	31,070
Cash and cash equivalents	393,875	251,088
Restricted cash—furniture, fixtures and other escrows	3,418,458	2,899,388
Accounts receivable	156,119	152,608
Advances to related parties	801,668	504,912
Prepaid expenses and other current assets	81,131	86,650
Franchise fees, net of accumulated amortization of $67,063 and $51,313, respectively	247,937	263,687
Intangible assets, net of accumulated amortization of $119,034 and $42,989, respectively	312,412	388,457

TOTAL ASSETS	$43,765,371	$43,962,897

LIABILITIES AND MEMBERS’ DEFICIT

LIABILITIES
Mortgages payable	$39,737,895	$40,267,021
Advances from related parties	3,964,897	3,967,897
Accounts payable—related parties	77,279	95,717
Accounts payable and accrued expenses	1,159,826	957,782

Total liabilities	44,939,897	45,288,417
MEMBERS’ DEFICIT	(1,174,526)	(1,325,520)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$43,765,371	$43,962,897

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$15,158,188	$11,749,875
Other	453,516	465,423

Total revenues	15,611,704	12,215,298

EXPENSES
Rooms	3,960,175	3,190,619
Food and beverage	388,169	329,079
Hotel administration	2,137,733	1,694,395
Property operation, maintenance and energy costs	1,600,921	1,211,861
Management and franchise fees	1,482,426	1,148,856
Taxes, insurance and other	855,345	634,318
Depreciation and amortization	1,885,717	1,349,194

Total expenses	12,310,486	9,558,322

OPERATING INCOME	3,301,218	2,656,976
Interest income	47,039	34,625
Interest expense	(2,897,263)	(2,086,273)

NET INCOME	$450,994	$605,328

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$450,994	$605,328
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debts	7,354	14,920
Depreciation and amortization	1,885,717	1,349,194
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(10,815)	(58,034)
Prepaid expenses and other current assets	5,469	(27,363)
Increase (decrease) in:
Accounts payable and accrued expenses	202,043	173,608
Accounts payable—related party	(18,438)	64,240

Net cash provided by operating activities	2,522,324	2,121,893

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets, including construction in progress	(461,993)	(31,070)
Advances to related parties	(296,756)	(199,574)
Payments received on advances to related parties	—	196,664
Net increase in cash restricted for property improvements	(519,070)	(1,092,388)
Intangible assets acquired	—	(249,940)
Franchise fees	—	(90,000)

Net cash used in investing activities	(1,277,819)	(1,466,308)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	—	(386,394)
Proceeds from mortgages payable	—	644,593
Principal payments on mortgages payable	(798,718)	(557,198)
Advances from related parties	427,000	175,000
Payments on advances from related parties	(430,000)	(59,000)
Distributions	(300,000)	(355,000)

Net cash used by financing activities	(1,101,718)	(537,999)

NET INCREASE IN CASH AND CASH EQUIVALENTS	142,787	117,586
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	251,088	133,502

CASH AND CASH EQUIVALENTS AT END OF YEAR	$393,875	$251,088

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$2,894,234	$2,361,234

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment financed by mortgages payable	$269,593	$9,171,988

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

B.W. Hotels, LLC is a Louisiana limited liability company which was formed on April 16, 1998, for the purpose of acquiring land and developing a Courtyard by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Wichita, Kansas became operational in April 2000, when the management agreement became effective and the hotel commenced operations.

FIS Rogers, LLC is a Georgia limited liability company which was formed on January 1, 2002, for the purpose of acquiring land and developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Rogers, Arkansas became operational in September 2002, when the management agreement became effective and the hotel commenced operations.

R.R.I., LLC is a Louisiana limited liability company which was formed on April 11, 2002, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Rogers, Arkansas became operational in December 2003, when the management agreement became effective and the hotel commenced operations.

Skibo Lodging, LLC is a Louisiana limited liability company which was formed on September 21, 2004, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Fayetteville, North Carolina became operational in December 2006, when the management agreement became effective and the hotel commenced operations.

Texarkana Lodging, LP is a Texas limited partnership which was formed on March 14, 2002, for the purpose of acquiring land and developing a Courtyard by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Texarkana, Texas became operational in August 2003, when the management agreement became effective and the hotel commenced operations.

Texarkana Lodging 2, LP is a Texas limited partnership which was formed on September 20, 2004, for the purpose of acquiring land and developing a TownePlace Suites by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Texarkana, Texas became operational in August 2006, when the management agreement became effective and the hotel commenced operations.

W.B. Hotels, LLC is a Louisiana limited liability company which was formed on May 19, 1998, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Springdale, Arkansas became operational in August 2001, when the management agreement became effective and the hotel commenced operations.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of InterMountain Hotels Portfolio include the accounts of B.W. Hotels, LLC, FIS Rogers, LLC, R.R.I., LLC, Skibo Lodging, LLC, Texarkana Lodging, LP, Texarkana Lodging 2, LP, and W.B. Hotels, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted Funds

The Hotels are required to fund the mortgage holders with sufficient funds to cover property taxes, property insurance and the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotels until the funds are spent on property taxes, property insurance and capital improvements.

Accounts Receivable

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotels

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 40 years for buildings, 20 years for improvements and 5 to 10 years for furniture, fixtures and equipment.

Valuation of Long-Lived Assets

The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs

Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the respective mortgages.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allowable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $252,240 and $277,481 for the years ended December 31, 2007 and 2006, respectively.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remit these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$5,387,396	$5,387,396
Building and improvements	29,769,566	29,006,910
Furniture, fixtures and equipment	10,364,172	10,364,172

	45,521,134	44,758,478
Less accumulated depreciation	(7,167,363)	(5,373,441)

Investment in hotels, net	$38,353,771	$39,385,037

Depreciation expense was $1,793,922 and $1,303,102 for the years ended December 31, 2007 and 2006, respectively.

3.	RESTRICTED CASH

Restricted cash at December 31, 2007 and 2006, consisted of the following:

		2007	2006
B.W. Hotels, LLC	Reserve for replacement	$345,770	$576,843
	Other escrow	146,774	144,371
FIS Rogers, LLC	Reserve for replacement	104,098	207,753
R.R.I., LLC	Reserve for replacement	668,692	528,752
	Other escrow	130,079	119,555
Skibo Lodging, LLC	Reserve for replacement	321,910	—
	Other escrow	16,860	—
Texarkana Lodging, LP	Reserve for replacement	867,460	801,257
	Other escrow	294,994	205,522
Texarkana Lodging 2, LP	Reserve for replacement	511,361	266,043
W.B. Hotels, LLC	Reserve for replacement	10,460	49,292

		$3,418,458	$2,899,388

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

4.	MORTGAGES PAYABLE

Mortgages payable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
B.W. Hotels, LLC—Mortgage with Column Financial, Inc., secured by land, building and improvements; term of 10 years and due September 2015; interest at 5.68%	$4,799,903	$4,895,419

FIS Rogers, LLC—Mortgage with Chambers Bank, secured by land, building and improvements; term of 1 year and due December 2008; interest at 7.50%	5,237,841	5,456,084

FIS Rogers, LLC—Second mortgage with Chambers Bank, secured by land, building and improvements; term of 1 year and due December 2008; interest at 7.50%	569,347	593,070

R.R.I., LLC—Mortgage with Column Financial, Inc., secured by land, building and improvements; term of 10 years and due September 2015; interest at 5.68%	6,525,778	6,656,524

Skibo Lodging, LLC—Mortgage with Stancorp Mortgage Investors, Inc., secured by land, building and improvements; term of 6 years and due December 2011; interest at LIBOR plus 4.00%	7,242,524	6,980,407

Texarkana Lodging, LP—Mortgage with Column Financial, Inc., secured by land, building and improvements; term of 10 years and due January 2015; interest at 6.27%	5,127,733	5,226,605

Texarkana Lodging 2, LP—Mortgage with Century Bank, secured by land, building and improvements; term of 3 years and due June 2010; interest at 7.00%	5,730,548	5,800,000

W.B. Hotels, LLC—Mortgage with Arvest Bank, secured by land, building and improvements; term of 3 years and due June 2010; interest at 7.50%	4,189,587	4,328,706

W.B. Hotels, LLC—Second mortgage with Arvest Bank, secured by land, building and improvements; term of 5 years and due September 2009; interest at 6.00%	314,634	330,206

	$39,737,895	$40,267,021

Future maturities at December 31, 2007, are as follows:

Year ending December 31,
2008	$6,622,473
2009	1,146,740
2010	9,773,851
2011	7,327,497
2012	457,480
Thereafter	14,409,854

Total	$39,737,895

Interest of $349,743 was capitalized in the year ended December 31, 2006.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

5.	CHANGES IN EQUITY

Changes in the Hotels equity accounts during 2007 and 2006 are summarized below:

	2007	2006
Beginning balance (deficit)	$(1,325,520)	$(1,575,848)
Net income	450,994	605,328
Distributions	(300,000)	(355,000)

Ending balance (deficit)	$(1,174,526)	$(1,325,520)

6.	FRANCHISE AGREEMENTS

Franchise fees totaling $315,000 have been paid to Marriott, Inc. as of December 31, 2007 and 2006. Amortization expense totaled $15,750 and $12,292 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$15,750
2009	15,750
2010	15,750
2011	15,750
2012	15,750
Thereafter	169,187

Total	$247,937

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott (Fairfield Inn, Residence Inn, Courtyard and TownePlace Suites). The agreements cover initial term of 20 years with varying renewal terms. The agreements provide for payment of base management fees, which are calculated monthly and are approximately 7% of gross rental revenues. Franchise fees of $1,057,448 and $784,808 were paid in 2007 and 2006, respectively.

7.	INTANGIBLE ASSETS

Intangible assets as of December 31, 2007 and 2006, consisted of permanent loan costs. Amortization expense, computed using the straight-line method, was $76,045 and $33,801 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$76,045
2009	62,514
2010	43,569
2011	43,569
2012	41,451
Thereafter	45,264

Total	$312,412

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

8.	RELATED PARTIES

The Hotels are subject to management agreements with InterMountain Management, LLC, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees which are calculated monthly and range from 1.5% to 3% of gross rental revenues. Management fees of $424,978 and $364,048 were expensed in 2007 and 2006, respectively. In addition, the Hotels pay $1,250 per month for accounting services.

The following are related party transactions with entities that have common ownership with the Hotels:

		2007	2006
	Advances to:

B.W. Hotels, LLC	B.W. Lawton, LLC	$305,338	$305,338
	Olathe Hotels, LLC	200,000	—
	Max's Partnership	2,129	—
R.R.I., LLC	Legacy Lodging, LLC	199,574	199,574
Skibo Lodging, LLC	Skibo Lodging 2, LLC	94,627	—

		$801,668	$504,912

	Advances from:

B.W. Hotels, LLC	Individual Members	$326,000	$326,000
	Forbes Hotels, LLC	274,000	274,000
	Lawton Hotels, LLC	85,000	85,000
FIS Rogers, LLC	InterMountain Management, LLC	—	30,000
Skibo Lodging, LLC	Individual Members	1,350,000	1,050,000
	Airport, LLC	7,000	—
	MTW, LLC	362,957	362,957
	Pecanland Hotels, LLC	16,940	16,940
	Sierra Hills, LLC	175,000	175,000
	Spokane Hotels, LLC	120,000	—
Texarkana Lodging, LP	Individual Members	350,000	750,000
Texarkana Lodging 2, LP	Individual Members	850,000	850,000
W.B. Hotels, LLC	Lawton Hotels, LLC	48,000	48,000

		$3,964,897	$3,967,897

	Related party accounts payable:

B.W. Hotels, LLC	Individual Members	$—	$5,000
	InterMountain Management, LLC	11,384	8,741
FIS Rogers, LLC	InterMountain Management, LLC	8,453	5,635
R.R.I., LLC	Individual Members	—	15,000
	InterMountain Management, LLC	10,732	11,181
Skibo Lodging, LLC	InterMountain Management, LLC	12,831	7,584
Texarkana Lodging, LP	Individual Members	—	4,375
	InterMountain Management, LLC	12,622	9,710
Texarkana Lodging 2, LP	Individual Members	—	4,958
	InterMountain Management, LLC	11,178	10,981
W.B. Hotels, LLC	Individual Members	—	5,000
	InterMountain Management, LLC	10,079	7,552

		$77,279	$95,717

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

9.	SUBSEQUENT EVENT

In December 2007, the Hotels entered into a contract to sell the real and personal property of B.W. Hotels, LLC, FIS Rogers, LLC, R.R.I., LLC, Skibo Lodging, LLC, Texarkana Lodging, LP, Texarkana Lodging 2, LP and W.B. Hotels, LLC to Apple Eight Hospitality Ownership, Inc. for a gross purchase price of $65,800,000. As of March 11, 2008, four of the seven hotels have closed and the remaining hotels are expected to close in the near future.

INDEPENDENT AUDITOR’S REPORT

To the Members

Gabriel Newport Concord, LLC

Williamsburg, Virginia

We have audited the balance sheets of the Hampton Inn located in Concord, North Carolina (the Hotel), which is currently owned by Gabriel Newport Concord, LLC (Successor) (the Company) as of December 31, 2007 and 2006 (Predecessor), and the related statements of operations and changes in owners’ equity and cash flows for the periods January 1, 2007 through February 28, 2007 (Predecessor) and March 1, 2007 through December 31, 2007 (Successor) and the year ended December 31, 2006 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of it’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the periods January 1, 2007 through February 28, 2007 and March 1, 2007 through December 31, 2007 and the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, the Company has entered into a contract to sell substantially all of the Company’s assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

March 3, 2008

HAMPTON INN, CONCORD, NORTH CAROLINA

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
	(Successor)	(Predecessor)
ASSETS
Investment in hotel, net	$6,985,543	$4,174,145
Cash and cash equivalents	581,763	106,387
Escrow deposits	77,325	—
Accounts receivable	13,178	80
Prepaid expenses and other assets	41,496	—
Intangible assets, net	163,263	6,000

Total assets	$7,862,568	$4,286,612

LIABILITIES AND OWNERS’ EQUITY

Mortgage note payable	$5,157,845	$3,445,958
Accounts payable and accrued expenses	141,263	86,355

Total liabilities	5,299,108	3,532,313
Owners’ equity	2,563,460	754,299

Total liabilities and owners’ equity	$7,862,568	$4,286,612

See accompanying notes.

HAMPTON INN, CONCORD, NORTH CAROLINA

STATEMENTS OF OPERATIONS AND CHANGES IN OWNERS’ EQUITY

	March 1, 2007 through December 31, 2007	January 1, 2007 through February 28, 2007	Year Ended December 31, 2006
	(Successor)	(Predecessor)	(Predecessor)
REVENUES
Rooms	$1,953,220	$291,628	$1,894,705
Other income	46,022	8,096	56,579

Total revenues	1,999,242	299,724	1,951,284

OPERATING EXPENSES
Rooms	446,001	55,875	338,026
Depreciation and amortization	218,034	29,642	177,187
Real estate taxes, insurance and other	61,420	40,066	71,398
Property operation, maintenance and energy costs	180,406	24,185	193,231
Management and franchise fees	254,762	33,597	183,503
Administrative	161,829	38,421	265,592

Total operating expenses	1,322,452	221,786	1,228,937

OPERATING INCOME	676,790	77,938	722,347

OTHER INCOME (EXPENSE)
Interest expense	(241,450)	(44,966)	(287,163)
Interest income	37,158	—	—
Total other income (expense)	(204,292)	(44,966)	(287,163)
Net income	472,498	32,972	435,184
Owners’ equity, beginning of the period	—	754,299	720,486
Distributions	—	—	(401,371)

Effect of push-down accounting on predecessor equity	2,090,962	(787,271)	—

Owners’ equity, end of the period	$2,563,460	$—	$754,299

See accompanying notes.

HAMPTON INN, CONCORD, NORTH CAROLINA

STATEMENTS OF CASH FLOWS

	March 1, 2007 through December 31, 2007	January 1, 2007 through February 28, 2007	Year Ended December 31, 2006
	(Successor)	(Predecessor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$472,498	$32,972	$435,184
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	218,034	29,642	177,187
Operating expenses paid at closing	12,298	—	—
Changes in operating assets and liabilities:
Accounts receivable	(13,178)	80	(80)
Prepaid expenses and other assets	(41,496)	—	—
Accounts payable and accrued expenses	141,263	(86,355)	(74,927)

Net cash provided by (used in) operating activities	789,419	(23,661)	537,364

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(63,735)	—	(235,653)
Acquisitions of intangible assets	(172,105)	—	—
Net increase in escrow deposits	(77,325)	—	—

Net cash used in investing activities	(313,165)	—	(235,653)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	64,938	—	196,260
Repayments of mortgage note	(42,155)		(54,042)
Distributions to owners	—	—	(401,371)

Net cash provided by (used in) financing activities	22,783	—	(259,153)

Net increase (decrease) in cash and cash equivalents	499,037	(23,661)	42,558

CASH AND CASH EQUIVALENTS
Beginning	$82,726	$106,387	$63,829

Ending	$581,763	$82,726	$106,387

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$241,450	$44,966	$287,163

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Effect of push-down accounting:
Predecessor note payable	$—	$3,445,958	$—
Successor note payable	(5,200,000)	—	—
Property and equipment basis adjustment	7,290,962	(4,233,229)	—

Effect of push-down accounting on predecessor equity	$2,090,962	$(787,271)	$—

See accompanying notes.

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Hampton Inn of Concord, North Carolina (the Hotel) is currently owned by Gabriel Newport Concord, LLC (the Company), a limited liability company that was formed for the purpose of acquiring, owning and operating a hotel. During March of 2007, the Company acquired the hotel as part of a like-kind exchange. The hotel has 102 rooms and provides lodging and related hospitality services.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States. The Hotel was acquired by Gabriel Newport Concord, LLC in a purchase business combination recorded under the “push-down” method of accounting, resulting in a new basis of accounting for the “successor” period beginning March 1, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months of less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary at December 31, 2007 and 2006. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $20,231 and $15,709 for 2007 and 2006, respectively.

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance is maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2007 and 2006, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over ten years, the term of the related note payable. The contractual term of the franchise agreement is 10 years, beginning in January, 2007. A fee of $80,450 was incurred upon the transfer of the Hampton Inn franchise to the Company.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Occupancy and Other Taxes

Revenue is reported net of occupancy and other taxes collected from customers and remitted to governmental authorities.

Income Taxes

The Company is a limited liability company. The members separately account for the Company’s items of income, deductions, losses, and credits for federal income tax reporting.

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

NOTE 2. MORTGAGE NOTE PAYABLE

Mortgage note payable at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Laureate Capital installment note, collateralized by hotel property, due monthly at $31,512 including interest at 6.10%, maturing 2017	$ 5,157,845	$—

Bank of North Carolina (NC) installment note, collateralized by hotel property, due monthly at $28,433 including interest at the variable rate of Bank of NC Prime plus .375%, maturing 2010	—	3,445,958

	$5,157,845	$3,445,958

Future principal maturities of the note payable are as follows:

2008	$59,948
2009	64,677
2010	68,792
2011	73,170
2012	76,959
Thereafter	4,814,299

$5,157,845

NOTE 3. INTANGIBLE ASSETS

Intangible assets at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Deferred financing costs	$97,655	$10,000
Franchise fee	80,450	—

Total cost	178,105	10,000
Less accumulated amortization	14,842	4,000

Intangibles, net	$163,263	$6,000

NOTE 4. INVESTMENT IN HOTEL

Investment in hotel at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Land	$1,190,661	$600,000
Building and improvements	5,228,390	3,244,190
Furnishings and equipment	769,684	638,217

Total cost	7,188,735	4,482,407
Less accumulated depreciation	203,192	308,262

Investment in hotel, net	$6,985,543	$4,174,145

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

NOTE 5. FRANCHISE AGREEMENT

The Company operates the hotel as a Hampton Inn under a franchise agreement with Hilton Hotels. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $185,767 and $152,231 for 2007 and 2006, respectively.

NOTE 6. RELATED PARTIES

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the members through common ownership. The Company owed the Group $7,562 and $0 at December 31, 2007 and 2006, respectively. Management fee expense incurred by the Company with the Group totaled $85,879 and $0 for the years ended December 31, 2007 and 2006, respectively.

NOTE 7. CONCENTRATIONS

At times, the Company maintains deposits in excess of federally insured limits. The Company maintains deposits with high quality financial institutions and has not incurred any losses to date.

NOTE 8. SUBSEQUENT EVENT

During 2007, the Company entered into a contract to sell the hotel for approximately $9 million. This sale is expected to occur during 2008.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

Rylie Properties, LLC:

We have audited the accompanying balance sheets of Hampton Inn, Dunn, North Carolina, (a hotel owned by Rylie Properties, LLC) as of December 31, 2007 and 2006, and the related statements of operations, owner’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hampton Inn, Dunn, North Carolina as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Orlando, Florida

March 14, 2008

HAMPTON INN, DUNN, NORTH CAROLINA

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Property and equipment, net	$9,115,011	$9,433,473
Cash	98,344	131,860
Trade accounts receivable	33,509	17,601
Prepaid expenses and other assets	9,320	5,096
Intangible assets, net	122,677	173,784
Due from owner	20,807	20,807

Total assets	$9,399,668	$9,782,621

Liabilities and Owner’s Equity
Notes payable	$7,875,049	$7,950,419
Accounts payable and accrued expenses	354,409	542,224
Due to owner	313,500	198,500

Total liabilities	8,542,958	8,691,143
Commitments and contingencies (Note F)
Total owner’s equity	856,710	1,091,478

Total liabilities and owner’s equity	$9,399,668	$9,782,621

The accompanying notes are an integral part of these financial statements.

HAMPTON INN, DUNN, NORTH CAROLINA

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Operating revenues:
Rooms	$2,407,844	$479,845
Other	29,883	5,881

Total revenues	2,437,727	485,726

Direct costs and expenses:
Rooms	485,123	119,924
Other	164,334	45,803

Total direct costs and expenses	649,457	165,727

Total operating revenues, less direct costs and expenses	1,788,270	319,999
Operating expenses:
Depreciation and amortization expense	337,813	118,989
Administrative and general	402,917	211,850
Utilities	104,079	35,822
Property taxes	81,582	7,102
Management and franchise fees	193,950	38,696
Sales and marketing	100,140	23,165
Insurance expenses	11,742	6,975

Total operating expenses	1,232,223	442,599

Operating income (loss)	556,047	(122,600)
Other expense:
Interest expense	(764,229)	(263,867)

Total other expense	(764,229)	(263,867)

Net loss	$(208,182)	$(386,467)

The accompanying notes are an integral part of these financial statements.

HAMPTON INN, DUNN, NORTH CAROLINA

STATEMENTS OF OWNER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Total Owner’s Equity
Balance, December 31, 2005	$1,277,945
Contributions by owner	450,000
Distributions to owner	(250,000)
Net loss	(386,467)

Balance, December 31, 2006	1,091,478
Contributions by owner	50,000
Distributions to owner	(76,586)
Net loss	(208,182)

Balance, December 31, 2007	$856,710

The accompanying notes are an integral part of these financial statements.

HAMPTON INN, DUNN, NORTH CAROLINA

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(208,182)	$(386,467)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	337,813	118,989
Amortization of loan cost	48,834	16,278
Changes in operating assets and liabilities:
Trade accounts receivable	(15,908)	(17,601)
Prepaid expenses and other assets	(4,224)	(5,096)
Accounts payable and accrued expenses	(187,815)	361,166

Net cash (used in) provided by operating activities	(29,482)	87,269

Cash flows from investing activities:
Purchase of property and equipment	(17,078)	(5,007,592)

Net cash used in investing activities	(17,078)	(5,007,592)

Cash flows from financing activities:
Owner contributions	50,000	450,000
Owner distributions	(76,586)	(250,000)
Due to/from related parties	115,000	135,414
(Payments) borrowings on notes payable	(75,370)	4,716,182

Net cash provided by financing activities	13,044	5,051,596

Net (decrease) increase in cash	(33,516)	131,273
Cash, beginning of year	131,860	587

Cash, end of year	$98,344	$131,860

Supplemental disclosure of cash flow information:
Cash paid for interest	$714,225	$689,162

The accompanying notes are an integral part of these financial statements.

HAMPTON INN, DUNN, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

Note A—Hotel Organization

The Hampton Inn located in Dunn, North Carolina (the Hotel) is owned by Rylie Properties, LLC (the Company). The Company, a North Carolina limited liability company, was formed in 2003 for the purpose of constructing, owning and operating the Hotel, which consists of 120 rooms. The Hotel opened for operations in September 2006.

Note B—Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Hotel’s significant accounting policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed principally by the straight-line method over the following estimated useful lives of the related assets:

Buildings and improvements	39 years
Furniture, fixtures and equipment	3-10 years

Depreciation expense related to property and equipment totaled approximately $335,500 and $116,700 for the years ended December 31, 2007 and 2006, respectively.

Costs incurred to construct the Hotel during 2005 and 2006 have been capitalized. The Hotel began depreciating property and equipment in September 2006, the month the Hotel opened for operations. Interest expense related to construction costs has been capitalized through September 2006. Total interest expense capitalized in 2006 was approximately $466,000.

Valuation of Long-Lived Assets

The Hotel periodically reviews long-lived assets to be held and used in operations for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated, undiscounted, future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. As of December 31, 2007 and 2006, no impairment loss has been identified or recorded.

HAMPTON INN, DUNN, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Trade Accounts Receivable

Trade accounts receivable are primarily comprised of trade receivables due from guests of the Hotel. The Hotel uses the allowance method to account for uncollectible receivables. As of December 31, 2007 and 2006 no allowance for doubtful accounts was determined to be necessary. Recoveries of trade receivables previously written off are recorded when received.

Intangible Assets

Deferred loan costs are amortized on a straight-line basis over the term of the loan. The straight-line basis approximates the effective interest method of amortization for loan costs. Capitalized franchise fees are amortized on a straight-line basis over the term of the franchise agreement. Interest expense related to the deferred loan costs totaled approximately $48,800 and $16,300 for the years ended December 31, 2007 and 2006, respectively. Approximately $32,600 was capitalized into property and equipment as interest expense during construction in 2006. Amortization expense related to the franchisee fees was approximately $2,300 for each of the years ended December 31, 2007 and 2006.

Revenue Recognition

Revenue is derived from hotel operations primarily consisting of the rental of rooms. Revenues are recognized when services have been provided. The Hotel presents sales and other taxes collected from customers on a net basis, accordingly such taxes are not included in revenues or cost of good sold.

Income Taxes

Income taxes on earnings are payable personally by the owner of the Hotel pursuant to an election under Section 701 of the Internal Revenue Code and the Hotel is not taxed as a corporation. Accordingly, no provision has been made for federal or state income taxes in these financial statements.

Advertising Expense

The Hotel expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2007 and 2006 were approximately $59,700 and $22,900, respectively, and are included as part of administrative and general expenses in the accompanying statements of operations.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109 (FIN 48), which clarifies SFAS 109, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. On initial application, FIN 48 will be applied to all tax positions for which the statute of limitations remains open. Only tax positions that meet the more-likely-than-not recognition threshold at the adoption date will be recognized or continue to be recognized. The cumulative effect of applying FIN 48 will be reported as an adjustment to retained earnings at the beginning of the period in which it is adopted. FIN 48 is effective for fiscal years beginning after December 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The Hotel currently does not believe that the adoption of FIN 48 will have a significant impact on its financial statements.

HAMPTON INN, DUNN, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The Hotel is currently reviewing the provisions of SFAS 157 to determine the impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 159 on its financial position, cash flows, and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (Statement 141R). Statement 141R changes how a reporting enterprise will account for the acquisition of a business in fiscal years beginning after December 15, 2008. When effective, Statement 141R will replace existing Statement 141 in its entirety. Statement 141R will apply, prospectively, to business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning after December 15, 2008, and will be adopted by the Hotel effective January 1, 2009. The Hotel is currently reviewing the provisions of SFAS 141R to determine its impact on its financial statements.

Note C—Property and Equipment

Property and equipment consists of the following at December 31:

	2007	2006
Land	$1,542,279	$1,542,279
Buildings and improvements	6,888,797	6,894,813
Furniture, fixtures and equipment	1,136,191	1,113,097

Total	9,567,267	9,550,189
Less—Accumulated depreciation	(452,256)	(116,716)

Property and equipment, net	$9,115,011	$9,433,473

Note D—Intangible Assets

Intangible assets consisted of the following at December 31:

	2007	2006
Deferred loan costs	$146,502	$146,502
Franchise fees	50,000	50,000
Less—Accumulated amortization	(73,825)	(22,718)

Total intangible assets, net	$122,677	$173,784

HAMPTON INN, DUNN, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Note E—Notes Payable

	2007	2006
Note payable bearing variable interest rates which were 8.25% as of December 31, 2007 and 8.75% as of December 31, 2006, with monthly principal and interest installment payments of $63,367, with all remaining principal and interest due June 2010. This debt is guaranteed by certain members of Rylie Properties LLC.	$6,976,447	$7,042,919
Note payable bearing interest at 8% as of December 31, 2007 and 2006, with all remaining principal and interest due June 2012.	898,602	907,500

	$7,875,049	$7,950,419

Total interest expense for the years ended December 31, 2007 and 2006 was approximately $715,400 and $247,600, respectively. Total accrued interest as of December 31, 2007 and 2006 was approximately $56,000 and $55,000, respectively. The bank loans are collateralized by the respective hotel buildings, structures, and other tangible property.

Maturities of the loans are as follows:

2008	$191,999
2009	208,452
2010	6,575,996
2011	—
2012	898,602

$7,875,049

Note F—Commitments and Contingencies

Franchise Agreement

The Hotel paid approximately $50,000 for the initial franchise fee with Hilton Hotels Corporation and is obligated to pay monthly assessments to Hilton Hotels Corporation, in accordance with the franchise agreement. Under the agreement, the Hotel is obligated to pay a program fee and a royalty fee based on a percentage of gross rooms revenue. Expenses under the franchise agreement totaled approximately $96,300 and $19,300 for the years ended December 31, 2007 and 2006, respectively. The franchise agreement terminates on March 16, 2026.

Management Agreement

The Hotel is managed by Premier Hospitality Group, Inc. (the Manager), under a management agreement which expires on December 31, 2013 (the Management Agreement). The Manager operates the Hotel in accordance with the standards outlined in the Management Agreement. Under the Management Agreement, the Hotel pays a management fee based on a percentage of adjusted gross revenues derived from the operation of the Hotel, adjusted for certain expenses. Total management fees for the years ended December 31, 2007 and 2006 were approximately $97,600 and $19,400, respectively.

HAMPTON INN, DUNN, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Note G—Employee Benefit Plans

The employees of the Hotel are included in retirement savings plans (the Plan) pursuant to Section 401(k) of the Internal Revenue Code. The Plan includes a deferred savings plan with a Hotel match. Employees may contribute a certain statutory maximum, which is set by law each year. At the discretion of the Hotel, employee contributions may be matched up to 3% of the employees pay. As of December 31, 2007 and 2006, no employees had elected to participate in the Plan.

Note H—Related Parties

The Hotel has outstanding non-interest bearing amounts due to/from various members of Rylie Properties, LLC for certain expenses of the Hotel paid by the various members. These are not considered equity contributions.

Note I—Subsequent Event

The Company sold the Hotel to Apple Eight Hospitality Ownership, Inc. for $12,500,000 on January 24, 2008. The net proceeds from the sale were used to repay the notes payable and other obligations with the remainder distributed to the owners.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Member of

57th Street Operating LLC

We have audited the accompanying consolidated balance sheets of Hotel 57, New York, New York (a hotel owned by 57th Street Operating LLC and its subsidiaries (collectively, the “Company”)), as of December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, owners’ equity, and cash flows for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hotel 57, New York, New York as of December 31, 2007 and December 31, 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Orlando, Florida

March 19, 2008

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

57th Street Operating LLC

We have audited the accompanying consolidated statements of operations, owners’ equity and cash flows of Hotel 57, New York, New York (a hotel owned by 57th Street Operating LLC and its subsidiaries (collectively, the “Predecessor”)), for the period from January 1, 2006 through November 21, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, owners’ equity and cash flows are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statements of operations, owners’ equity and cash flows, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, owners’ equity and cash flows referred to above present fairly, in all material respects, the results of their operations and cash flows of Hotel 57, New York, New York for the period from January 1, 2006 through November 21, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Orlando, Florida

March 19, 2008

HOTEL 57 NEW YORK, NEW YORK

CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
Assets
Property and equipment, net	$69,917,883	$69,370,466
Cash and cash equivalents	1,836,517	19,625
Restricted cash	813,095	3,650,906
Receivables, net	1,185,277	719,882
Due from affiliates	2,548,407	4,557,819
Prepaid expenses and other assets	279,656	231,021
Deferred loan costs, net	417,448	886,605
Deferred rent receivable	199,286	14,054
Above market leases, net	243,652	270,471
Leases in place, net	1,815,216	2,109,204

Total assets	$79,256,437	$81,830,053

Liabilities and Owners’ Equity
Notes payable	$54,900,000	$54,900,000
Accounts payable and accrued expenses	2,845,117	7,187,825
Deferred rent liability	2,992,122	233,783
Due to affiliates	2,985,908	41,839
Below market leases, net	2,164,984	2,548,540
Above market ground lease, net	4,921,927	5,049,493

Total liabilities	70,810,058	69,961,480

Commitments and Contingencies (Notes I, K and L)
Total owners’ equity	8,446,379	11,868,573

Total liabilities and owners’ equity	$79,256,437	$81,830,053

The accompanying notes are an integral part of these consolidated financial statements.

HOTEL 57 NEW YORK, NEW YORK

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007, AND THE

PERIODS ENDED DECEMBER 31, 2006 AND NOVEMBER 21, 2006

	Successor		Predecessor
	Year Ended December 31, 2007	November 22, 2006 through December 31, 2006	January 1, 2006 through November 21, 2006
Operating Revenues:
Rooms	$12,701,525	$1,076,126	$6,731,067
Commercial tenants	2,041,534	157,354	1,309,500
Other	111,989	72,523	157,966

Total revenues	14,855,048	1,306,003	8,198,533

Direct costs and expenses:
Rooms	3,711,940	349,012	2,583,939
Other	34,838	5,133	33,302

Total direct costs and expenses	3,746,778	354,145	2,617,241

Total operating revenues, less direct costs and expenses	11,108,270	951,858	5,581,292

Operating expenses:
Rent	5,800,817	554,290	4,809,074
Depreciation and amortization	2,604,309	273,611	1,035,610
Administrative and general	2,050,861	325,546	2,083,000
Utilities	614,642	68,025	375,593
Property taxes	299,129	33,042	282,323
Property operations and maintenance	817,924	220,194	616,745
Management fees	501,006	41,839	—
Sales and marketing	435,151	35,065	303,412
Insurance and other expenses	232,023	15,060	94,803

Total operating expenses	13,355,862	1,566,672	9,600,560

Operating loss	(2,247,592)	(614,814)	(4,019,268)

Other (expense) income:
Interest expense	(4,480,775)	(501,277)	(3,956,130)
Interest income	59,705	18,917	—

Total other expense	(4,421,070)	(482,360)	(3,956,130)

Net loss	$(6,668,662)	$(1,097,174)	$(7,975,398)

The accompanying notes are an integral part of these consolidated financial statements.

HOTEL 57 NEW YORK, NEW YORK

CONSOLIDATED STATEMENTS OF OWNERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007, AND THE

PERIODS ENDED DECEMBER 31, 2006 AND NOVEMBER 21, 2006

Predecessor *	Total Owners’ Equity
Balance, January 1, 2006	$(22,133,488)
Contributions	9,592,315
Net loss	(7,975,398)
Sale of Hotel 57 New York, New York	20,516,571

Balance, November 21, 2006	$—

Successor *
Balance, November 22, 2006	$—
Contributions	13,977,821
Distributions	(1,012,074)
Net loss	(1,097,174)

Balance, December 31, 2006	11,868,573
Contributions	3,746,468
Distributions	(500,000)
Net loss	(6,668,662)

Balance, December 31, 2007	$8,446,379

*	See Note A to the consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

HOTEL 57 NEW YORK, NEW YORK

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007, AND THE

PERIODS ENDED DECEMBER 31, 2006 AND NOVEMBER 21, 2006

	Successor		Predecessor
	Year Ended December 31, 2007	November 22, 2006 through December 31, 2006	Period Ended November 21, 2006
Cash flows from operating activities:
Net loss	$(6,668,662)	$(1,097,174)	$(7,975,398)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,604,309	273,611	1,035,610
Amortization of deferred loan costs	469,157	51,708	180,866
Amortization of intangible assets	(341,090)	(40,359)	—
Change in value of interest rate cap	47,068	7,297	—
Changes in operating assets and liabilities (net of acquisition):
Receivables	(465,395)	(280,365)	146,441
Due from affiliates	2,009,412	(50,000)	—
Deferred rent receivable	(185,232)	(14,054)	(69,885)
Prepaid expenses and other assets	(95,703)	363,034	(80,760)
Accounts payable and accrued expenses	(976,569)	452,553	1,643,907
Deferred rent liability	2,758,339	233,783	2,056,422
Due to affiliates	2,944,069	41,839	—
Restricted cash	(39,363)	(134,190)	34,576

Net cash used in operating activities	2,060,340	(192,317)	(3,025,221)

Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(62,287,947)	—
Purchase of property and equipment	(3,000,951)	(340,460)	(8,902,460)
Changes in restricted cash for investing	1,370,010	(2,009,552)	(776,801)
Changes in accrued construction payables	(3,366,139)	(515,119)	1,620,365

Net cash used in investing activities	(4,997,080)	(65,153,078)	(8,058,896)

Cash flows from financing activities:
Proceeds from notes payable	—	54,900,000	3,345,874
Payment for deferred loan costs	—	(938,313)	(157,524)
Purchase of interest rate cap	—	(55,250)	—
Contributions	3,746,468	13,977,821	9,592,315
Distributions	(500,000)	(1,012,074)	—
Changes in restricted cash for financing	1,507,164	(1,507,164)	—

Net cash provided by financing activities	4,753,632	65,365,020	12,780,665

Net increase in cash	1,816,892	19,625	1,696,548
Cash, beginning of period	19,625	—	11,423

Cash, end of period	$1,836,517	$19,625	$1,707,971

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,148,118	$275,205	$2,987,302

The accompanying notes are an integral part of these consolidated financial statements.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007, AND 2006

Note A—Organization

The consolidated financial statements include the operations of Hotel 57 New York, New York (the “Hotel”) (a hotel owned by 57th Street Operating LLC and its subsidiaries (collectively, the “Company”)). The Company’s primary asset is the Hotel, a 210 room European style hotel located in New York, New York. The Hotel’s operations consist primarily of the rental of hotel rooms. The Hotel also leases rental space to various commercial tenants under operating leases expiring from 2013 through 2018.

The Hotel is owned by 57th Street Operating LLC (New 57th Street), through its holding company, RP PMG Manhattan Hotels, LLC (“RP PMG”), commonly referred to as the Successor, during the period from November 22, 2006 through December 31, 2006 and for the year ended December 31, 2007. The Company was owned by 57th Street Operating LLC (Old 57th Street) whose owners consisted of PMG Hotel II Operating Corp., 57th Street Fidelco, LLC, Ziel Feldman and Kevin Maloney (collectively, the “Old Co. Members”) for the period from January 1, 2006 through November 21, 2006. The Company as owned by Old Co. Members is commonly referred to as the Predecessor. As a result of the sale of Old 57th Street to RP PMG and the contribution of Old Co. Members interests in Old 57th Street to New 57th Street, the Successor recorded certain of the Hotel’s assets and liabilities on a basis different from the Predecessor. The Predecessor’s consolidated statements of operations, owners’ equity and cash flows for the period from January 1, 2006 through November 21, 2006 are being presented along with the Successor’s. The Successor consolidated financial statements are not comparable to those of the Predecessor.

On January 4, 2008, the Successor sold the Hotel for approximately $99 million to Apple Eight Hospitality Ownership, Inc. (“Apple”) (see Note M).

Note B—Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Hotel’s significant accounting policies:

Principles of Consolidation

The consolidated financial statements include the accounts of the following entities for the year ended December 31, 2007 and for the periods from November 22, 2006 through December 31, 2006 and January 1, 2006 through November 21, 2006:

57th Street Operating LLC

57th Street Mezz, LLC

57th Street Owner, LLC

All significant inter-company transactions have been eliminated in the consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared for purposes of enabling Apple Eight Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

The Hotel 57 New York, New York consolidated financial statements as of December 31, 2007 and December 31, 2006 and for the year ended December 31, 2007 and for the periods from November 22, 2006 through December 31, 2006 and January 1, 2006 through November 21, 2006 include the assets, liabilities and results of operations of the Hotel and not the limited liability companies that owned the Hotel.

Hotel 57 New York, New York Purchase

On November 21, 2006, the Successor purchased the Company owned and operated by the Predecessor for a purchase price of $70 million plus closing costs of approximately $0.6 million, of which $54.9 million was financed. The total cost of approximately $70.6 million was allocated to the net assets purchased based on their approximate fair market value. Certain Old Co. Members retained an interest in the Successor of 32%. The Company has reflected the continuing owners’ basis in the Successor at 32% of the historical Predecessor basis prior to the sale. The new ownership interest of 68% in the Successor has been recorded at fair value.

The following presents the consolidated, condensed balance sheets of the Predecessor on a historical cost basis immediately before the sale and of the Successor after the initial capitalization as adjusted above, the funding of the debt, the assumption of certain assets and liabilities and the payment of cash at the time of the sale:

	Predecessor November 21, 2006	Successor November 22, 2006
Assets:
Property and equipment, net	$38,231,545	$69,279,118
Cash and cash equivalents	1,707,971	1,707,829
Restricted cash	2,042,819	3,943,732
Receivables, net	439,517	439,517
Due from affiliate	—	4,507,819
Prepaid expenses and other assets	193,951	546,102
Intangible assets, net	116,750	3,344,722
Deferred rent receivable	791,477	—

Total assets	$43,524,030	$83,768,839

Liabilities and members’ capital (deficit):
Notes payable	$29,945,874	$54,900,000
Deferred rent liability	24,218,763	—
Intangible liabilities, net	—	7,640,627
Accounts payable and accrued expenses	9,875,964	7,250,391

Total liabilities	64,040,601	69,791,018

Total owners’ equity	(20,516,571)	13,977,821

Total liabilities and owners’ equity	$43,524,030	$83,768,839

Net Intangible Leases

The purchase price of acquired properties is allocated to tangible and identified intangible assets acquired based on their fair values in accordance with SFAS No. 141, Business Combinations.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

The aggregate value of the tangible assets acquired as of November 22, 2006 is measured based on the sum of (i) the value of the property and (ii) the present value of the unamortized in-place tenant improvement allowances as of November 22, 2006. Management’s estimate of the value of the property is determined using an independent third party appraisal. Factors considered by management in its analysis include an estimate of carrying costs such as real estate taxes, insurance and other operating expenses, and estimates of lost rentals from commercial tenants during the expected lease-up period assuming current market conditions. The value of the property is then allocated among leasehold improvements and furniture, fixtures and equipment. The value of tenant improvements is separately estimated due to the different depreciable lives. No tangible value has been assigned to land or building as the Hotel leases the building and land from an independent third party and the lease is classified as an operating lease.

The aggregate value of intangible assets acquired is measured based on the difference between (i) the total purchase price and (ii) the value of the tangible assets acquired as defined above. This value is then allocated among above-market and below-market lease values associated with the commercial tenants, in-place lease values which includes costs to execute similar leases (including leasing commissions and other related expenses), and the above markets lease value of the Hotel’s ground lease.

Management estimates costs to execute leases similar to those acquired at the property at acquisition based on current market conditions. These costs are recorded based on unamortized in-place leasing costs as of inception.

Above-market and below-market in-place lease values for the acquired property are calculated based on the present value (using a market interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable terms of the leases. The capitalized above-market and below-market lease values are amortized as a decrease and increase, respectively, to rental income over the noncancelable term of the related leases. The amortization period for above-market and below-market lease values varies by lease up to a maximum of 144 months and 132 months, respectively.

The Company recorded an asset of $272,706 representing above-market rate leases at acquisition, and a liability of $2,580,503 representing below-market rate leases at acquisition. Rental income was increased by $356,737 and $29,728 related to the net amortization of these amounts for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006.

Additionally, the Company recorded a liability for the above market lease expense of $5,060,124 related to its ground lease at acquisition. The capitalized above market ground lease is being amortized as a decrease to rent expense over the life of the ground lease (see Note I).

The in-place lease values are based on management’s evaluation of the specific characteristics of each tenant’s lease and the overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and the expectation of lease renewals, among other factors. The in-place lease value is amortized to amortization expense over the initial term of the respective leases and projected renewal periods, but in no event does the amortization period for the intangible assets exceed the remaining depreciable life of the leasehold improvements. The amortization period for in-place lease value varies by lease and ranges from 78 months to 145 months.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

The Company recorded an asset of $2,133,703 representing in-place lease values at acquisition. Amortization of in-place lease values was $293,988 and $24,499 for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006.

Should a tenant terminate its lease, the unamortized portion of the above-market and below-market lease values and the in-place lease values would be charged to the related revenue or expense. Approximate future net decreases to rental income as a result of net amortization of the above- and below-market leases, assuming no lease terminations, is as follows:

2008	$(356,737)
2009	(356,737)
2010	(356,737)
2011	(356,737)
2012	(356,737)
Thereafter	(137,647)

Total	$(1,921,332)

Approximate future amortization expense of in-place lease values, assuming no lease terminations, is as follows:

2008	$293,988
2009	293,988
2010	293,988
2011	293,988
2012	293,988
Thereafter	345,276

Total	$1,815,216

Approximate future decreases to rent expense of the above market ground lease is as follows:

2008	$(127,566)
2009	(127,566)
2010	(127,566)
2011	(127,566)
2012	(127,566)
Thereafter	(4,284,097)

Total	$(4,921,927)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short term investments with original maturities of three months or less when purchased. The cash balances may at times exceed federal depository insurance limits.

Restricted Cash

Restricted cash represents escrow and reserve accounts held as compensating balances for the notes payable. This restricted cash balance is not available for use in the Hotels’ operations. In addition, pursuant to the management agreement, the Company has established a capital replacement reserve fund for the funding of non-routine repairs and major capital improvements to the Hotel, as authorized by the Company. The management agreement requires monthly deposits in the capital replacement reserve equal to four percent of total revenues, as defined.

Restricted cash consists of the following:

	December 31, 2007	December 31, 2006
Debt service	$—	$1,507,164
Real estate taxes	173,553	134,190
Capital replacement reserve	639,542	2,009,552

Total	$813,095	$3,650,906

Due to/from Affiliates

Due to/from affiliates includes advances made from or received by the Hotel to affiliates of the limited liability companies that owned the Hotel. Due to/from affiliates also includes reimbursements and other liabilities for services with the affiliates as described in Note L. The advances are non-interest bearing and were settled in connection with the sale of the Hotel to Apple in January 2008.

Property and Equipment

Prior to November 22, 2006, property and equipment was recorded at cost less accumulated depreciation and amortization. As discussed in Note A as a result of the acquisition by the Successor, property and equipment has been adjusted at November 22, 2006. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Leasehold improvements and tenant improvements are capitalized and the amortization is computed principally by the straight-line method over the shorter of the life of the lease or estimated useful lives of the related assets. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of property and equipment are as follows:

Leasehold improvements	15-39 years
Furniture, fixtures and equipment	5-7 years
Tenant improvements	6-12 years

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Depreciation and amortization expense related to property and equipment totaled $2,310,321, $249,112 and $1,035,610 for the year ended December 31, 2007, and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively.

Interest expense related to construction costs has been capitalized. Interest expense capitalized totaled approximately $136,500, $11,000 and $385,000 for the year ended December 31, 2007 and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively.

Valuation of Long-Lived Assets

Hotel management periodically reviews long-lived assets to be held and used in operations for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated, undiscounted, future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. As of December 31, 2007 and 2006 no impairment loss has been identified or recorded.

Income Taxes

Income taxes on earnings are payable personally by the owners of the Hotel. Accordingly, no provision has been made for federal or state income taxes in these financial statements.

Receivables

Trade accounts receivable are primarily comprised of trade receivables due from guests of the Hotel as well as from individuals and companies for services provided. Accounts receivable are monitored on a monthly basis, and an allowance for doubtful accounts is determined based on the age of the account balances and the creditworthiness of the individual customers. At December 31, 2007 and 2006, the allowance for doubtful accounts totaled $5,859 and $0, respectively. Recoveries of trade receivables previously written off are recorded when received.

Deferred Rent

Deferred rent receivables represent the difference between scheduled rental receipts and rental receipts recognized as revenue on a straight-line basis for the commercial tenants. Deferred rent liability represents the difference between scheduled rental payments and total contractual rents for the ground lease recognized as rent expense on a straight-line basis.

Deferred Loan Costs

Deferred loan costs consist of financing costs and are being amortized as a component of interest expense using the straight-line method over the term of the related debt, which approximates the effective interest rate method. Deferred loan costs also include payments for mortgage recording taxes. Amortization expense totaled approximately $469,157, $51,708 and $180,866 for the year ended December 31, 2007, and the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively.

Revenue Recognition

Revenue represents primarily room and rentals from hotel guests as well as commercial and residential tenants. Hotel revenues are recognized at the time of sale or rendering of service. Commercial and residential

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

tenant revenue is recognized over the term of the respective lease on a straight-line basis. The Hotel presents sales and other taxes collected from customers on a net basis; accordingly such taxes are not included in revenues or direct costs.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109. (FIN 48), which clarifies SFAS 109, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. On initial application, FIN 48 will be applied to all tax positions for which the statute of limitations remains open. Only tax positions that meet the more-likely-than-not recognition threshold at the adoption date will be recognized or continue to be recognized. The cumulative effect of applying FIN 48 will be reported as an adjustment to retained earnings at the beginning of the period in which it is adopted. FIN 48 is effective for fiscal years beginning after December 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The adoption of this interpretation is not anticipated to have a material impact on the Hotel results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. Statement 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of the statement is not anticipated to have a material impact on the Hotel’s results of operations or financial position.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (Statement 159). Statement 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Statement 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Hotel does not anticipate making the election to measure financial assets at fair value and therefore, adoption of this standard will not have an impact on the financial statements.

In December 2007, the FASB issued Statement No. 141R, Business Combinations (Statement 141R). This statement revises Statement 141, Business Combinations, by requiring an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This method replaces the cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. A significant change included in Statement 141R is the requirement that costs incurred to effect an acquisition, as well as restructuring costs resulting from an acquisition, must be accounted for separately as expenses. These costs were previously capitalized as part of the cost of the acquisition. Another significant change is the requirement that pre-acquisition contingencies be recognized at fair value as of the date of acquisition if it is more likely than not that they will meet the definition of an asset or liability. Statement 141R will be adopted by the Hotel effective January 1, 2009. The adoption of the statement is not anticipated to have a material impact on the Hotel’s results of operations or financial position.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (Statement 160). Statement 160 requires that ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The Statement also requires that the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. Statement 160 will be adopted by the Hotel on January 1, 2009. The adoption of the statement is not anticipated to have a material impact on the Hotel’s results of operations or financial position.

Note C—Property and Equipment

Property and equipment consists of the following:

	December 31, 2007	December 31, 2006
Leasehold improvements	$67,767,167	$65,024,139
Furniture, fixtures and equipment	4,486,074	4,228,151
Tenant improvements	367,288	367,288

Total	72,620,529	69,619,578
Accumulated depreciation and amortization	(2,702,646)	(249,112)

Property and equipment, net	$69,917,883	$69,370,466

Note D—Deferred Loan Costs

Deferred loan costs consist of the following:

	December 31, 2007	December 31, 2006
Deferred loan costs	$938,313	$938,313
Accumulated amortization	(520,865)	(51,708)

Total deferred loan costs, net	$417,448	$886,605

Note E—Notes Payable

At December 31, 2007 and 2006, notes payable consisted of a mortgage note and a mezzanine note payable with a third party commercial bank bearing interest rates at a floating rate per annum of LIBOR plus 1.8% (6.275% and 7.114%) at December 31, 2007 and 2006, respectively, requiring monthly interest payments only, maturing on December 9, 2008, at which time the entire outstanding principal balances will be due and payable. Monthly payments to escrow and other restricted cash accounts are also required. The notes payable are collateralized by the hotel’s leasehold improvements and other tangible property. The notes payable were guaranteed by members of the Successor until the notes payable were paid in full as a result of the sale to Apple on January 4, 2008.

At November 21, 2006, note payable consisted of a $29,945,874 mortgage loan that matured on September 30, 2007, at which time the entire outstanding principal balance was due. The mortgage loan bore

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

interest at a base rate of LIBOR plus a supplemental rate of 3.5%. The note payable was collateralized by leasehold improvements. The note payable was guaranteed by Old Co. Members until the note payable was paid in full as a result of the sale to the Successor on November 21, 2006.

The Hotel is not subject to any debt covenants, requirements or restrictions as of December 31, 2007 and 2006.

Note F—Interest Rate Cap

The Company is exposed to fluctuations in interest rates. The Company enters into derivative agreements to manage interest costs and hedge against risks associated with fluctuating interest rates. At November 22, 2006, the Company entered into an interest rate cap agreement (the Cap Agreement) to cap LIBOR at 6% on the notional amount of $54,900,000 which was recorded at its initial fair value of $55,250 and is included in prepaid expenses and other assets in the accompanying consolidated financial statements. The Cap Agreement has an effective date of November 22, 2006, and a termination date of June 15, 2009. The Cap Agreement is recorded at its fair value of $885 and $47,953 and is included in other assets at December 31, 2007 and 2006, respectively, and all changes in fair value are recorded as an increase or decrease in interest expense as the Cap Agreement is not being accounted for as a hedge.

Note G—Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of approximately $120,900, $2,800 and $31,000 for the year ended December 31, 2007, and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, respectively. Advertising costs are included in sales and marketing expense in the accompanying consolidated statement of operations.

Note H—Commercial Tenants Revenues

The Company leases rental space to various tenants under operating leases expiring in 2013 through 2018. Rental income is included in commercial tenants revenues in the accompanying consolidated statement of operations.

Future minimum rentals under the leases are as follows:

2008	$1,577,907
2009	1,603,464
2010	1,629,788
2011	1,729,501
2012	1,757,428
Thereafter	4,107,902

Total	$12,405,990

These amounts do not include revenue which may be due from tenants for recovery of certain operating costs.

Note I—Lease Agreement

The Hotel’s land and building is subject to a third party lease dated September 6, 1997, which expires July 8, 2046 (the “Ground Lease”). Monthly lease payments are payable in accordance with the lease terms. Rent

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

paid for the year ended December 31, 2007 and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006, totaled $3,180,675, $331,138 and $2,752,652, respectively. The Hotel maintains a letter of credit of $1,000,000 as security for performance under the lease. The Hotel has recorded the entire Ground Lease as an operating lease.

Below are the minimum future ground lease payments as of December 31, 2007:

2007
2008	$3,271,592
2009	3,369,739
2010	3,470,831
2011	3,574,956
2012	3,682,205
Thereafter	214,677,705

Total	$232,047,028

Upon termination of lease, the improvements made to the property are forfeited to the lessor. There are no renewal options available under the lease.

In connection with the purchase of the property by the Successor, the Company recorded an asset for the above market lease expense of $5,060,124 related to its lease. This asset is being amortized as a reduction of rent expense on a straight line basis over the life of the lease. Amortization totaled $138,197 and $10,631 for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006, respectively.

Total net rent expense incurred related to the lease was $5,800,817, $554,290 and $4,809,074 for the year ended December 31, 2007 and for the periods ended December 31, 2006 and November 21, 2006, including straight-line rent expense of $2,758,339, $233,783 and $2,056,422, respectively.

Note J—Other Operating Revenues

Other operating revenues consists of the following for the year ended December 31, 2007 and for the periods from November 22, 2006 to December 31, 2006 and January 1, 2006 to November 21, 2006.

	Successor		Predecessor
	December 31, 2007	December 31, 2006	November 21, 2006
Telephone	$33,698	$3,057	$33,062
Residential tenants	70,817	3,532	56,865
Other	7,474	65,934	68,039

Total	$111,989	$72,523	$157,966

Note K—Commitments and Contingencies

The Company is involved from time to time in various claims and legal actions in the ordinary course of business. Management does not believe that the impact of such matters will have a material adverse effect on the Company’s financial position or results of operations when resolved.

HOTEL 57 NEW YORK, NEW YORK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Note L—Management Agreement

The Hotel is managed by Citylife Hotel 57 Management, LLC (“Citylife”), pursuant to a hotel management agreement (the “Management Agreement”) effective November 22, 2006 and expiring in 2011, subject to five five-year extensions at the option of Citylife. Citylife is an affiliate of PMG. Also pursuant to the Management Agreement, Citylife provides various other services to the Hotel and arranges insurance coverage for the Hotel. Amounts charged by Citylife to the Company for these services and insurance coverage include the following:

Basic management fee: Three and one-half percent of total gross revenues, as defined

The Management Agreement also requires the Company to reimburse Citylife for expenses they incur in connection with the operations of the Hotel, and are of a specialist nature. These expenses typically include: attorneys, accountants, and valorem and tax consultants and are included in administrative and general operating expenses in the accompanying consolidated statements of operations.

Amounts charged to the Company by Citylife for the year ended December 31, 2007 and for the period from November 22, 2006 through December 31, 2006 are as follows:

	2007	2006
Basic management fee	$501,006	$41,839
Reimbursable to Citylife	183,809	—

Total	$684,815	$41,839

Amounts payable by the Company to Citylife included in due to affiliates in the accompanying consolidated balance sheets as of December 31, 2007 and 2006 are as follows:

	2007	2006
Basic management fee payable	$336,913	$41,839
Reimbursable to Citylife	183,809	—

Total	$520,722	$41,839

No management fees were incurred during the period from January 1, 2006 through November 21, 2006 as the Hotel was managed directly by the owner.

Note M—Subsequent Event—Sale of Hotel

On January 4, 2008, the Hotel was sold to Apple for approximately $99 million. The proceeds from the sale were used to satisfy the liabilities of the Company and any remainder was distributed to the owner.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

True North Hotel Group, Inc.:

We have audited the accompanying combined balance sheets of True North Hotels Portfolio (collectively, the Hotels) as of December 31, 2007 and 2006, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotels’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotels as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia

March 24, 2008

TRUE NORTH HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Hotel property and equipment, net of accumulated depreciation of $11,783,312 and $9,294,032, respectively	$60,374,074	49,388,154
Cash and cash equivalents	2,163,774	1,826,776
Restricted cash	1,418,164	1,318,063
Accounts receivable	275,354	230,525
Prepaid expenses and other current assets	85,334	105,224
Deferred costs, net of accumulated amortization of $586,665 and $306,377, respectively	1,192,111	981,877

Total assets	$65,508,811	53,850,619

Liabilities and Members’ Equity
Liabilities:
Mortgages payable	$55,701,755	42,862,438
Accounts payable and accrued expenses	1,800,194	1,357,790
Notes payable to related party	162,000	540,000

Total liabilities	57,663,949	44,760,228
Members’ equity	7,844,862	9,090,391

Commitments

Total liabilities and members’ equity	$65,508,811	53,850,619

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Rooms	$18,274,962	14,829,053
Other	94,973	95,363

Total revenues	18,369,935	14,924,416

Expenses:
Rooms	4,883,507	3,992,346
Property operation, maintenance and energy costs	3,242,752	3,070,293
Hotel administration and general	1,392,382	1,133,639
Management and franchise fees	1,760,690	1,407,961
Taxes, insurance, and other	907,968	730,049
Depreciation and amortization	2,501,164	1,866,105

Total expenses	14,688,463	12,200,393

Operating income	3,681,472	2,724,023
Interest expense	(3,611,517)	(2,541,353)

Net income	$69,955	182,670

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, December 31, 2005	$7,539,842
Contributions	2,630,000
Distributions	(1,262,121)
Net income	182,670

Balance, December 31, 2006	9,090,391
Contributions	2,629,971
Distributions	(3,945,455)
Net income	69,955

Balance, December 31, 2007	$7,844,862

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net income	$69,955	182,670
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,769,567	2,018,173
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(44,829)	(77,317)
Prepaid expenses and other current assets	19,890	61,497
Increase (decrease) in:
Accounts payable and accrued expenses	442,404	(79,948)

Net cash provided by operating activities	3,256,987	2,105,075

Cash flows from investing activities:
Purchase of hotel property and equipment	(13,475,199)	(11,343,218)
Deferred costs	(490,522)	(485,838)
(Increase) decrease in restricted cash, net	28,240	(456,711)

Net cash used in investing activities	(13,937,481)	(12,285,767)

Cash flows from financing activities:
Funding from mortgages payable	13,555,809	9,199,262
Principal payments on mortgages payable	(716,492)	(655,231)
(Increase) decrease in restricted cash, net	(128,341)	74,280
Contributions from members	2,629,971	2,630,000
Distributions to members	(3,945,455)	(1,262,121)
Proceeds from (payments on) notes payable to related party	(378,000)	540,000

Net cash provided by financing activities	11,017,492	10,526,190

Net increase in cash	336,998	345,498
Cash at beginning of year	1,826,776	1,481,278

Cash at end of year	$2,163,774	1,826,776

Supplemental cash flow information:
Cash paid for interest, net of interest capitalized of $286,876 and $439,375, respectively	$3,299,049	2,136,265

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

(1)	Nature of Business and Significant Accounting Policies

(a)	Nature of Business and Principles of Combination

The following entities comprise the combined financial statements of True North Hotels Portfolio (collectively, the Hotels). The Hotels are separate legal entities that share common management and common ownership. All significant related balances and transactions have been eliminated in combination.

Riley Hotel Suites, LLC is a Kansas limited liability company, which was formed in 1996 for the purpose of developing a 102 room hotel franchised by Marriott as a SpringHill Suites. The hotel is operated under a management agreement with True North Hotel Group, Inc. (True North). The hotel, located in Overland Park, Kansas, became operational in 1997.

Riley Extended Stay Suites, LLC is a Kansas limited liability company, which was formed in 1999 for the purpose of developing a 120 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Overland Park, Kansas, became operational in 2000.

Westford Inn, LLC is a Delaware limited liability company, which was formed in 2000 for the purpose of developing a 108 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Westford, Massachusetts, became operational in 2001.

Country Club Extended Stay Suites, LLC is a Missouri limited liability company, which was formed in 2001 for the purpose of developing a 108 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Kansas City, Missouri, became operational in 2002.

Marlborough Lodging Partners, LLC is a Massachusetts limited liability company, which was formed in 2005 for the purpose of developing a 112 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Marlborough, Massachusetts, became operational in July 2006. Included in property operation, maintenance and energy costs in the 2006 combined statement of income are approximately $560,000 of pre-opening costs.

Westford Hotels, LLC is a Massachusetts limited liability company, which was formed in 2006 for the purpose of developing a 110 room hotel franchised by Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, as a Hampton Inn and Suites. The hotel is operated under a management agreement with True North. The hotel, located in Westford, Massachusetts, became operational in August 2007. Included in property operation, maintenance and energy costs in the 2007 combined statement of income are approximately $260,000 of pre-opening costs.

Blue Valley Lodging Partners, LLC is a Kansas limited liability company, which was formed in 2007 for the purpose of developing a 110 room hotel franchised by Marriott as a Fairfield Inn and Suite. When opened, the hotel will be operated under a management agreement with True North. The hotel, located in Overland Park, Kansas, is scheduled to open in August 2008.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(c)	Restricted Cash

Pursuant to note and management agreements, certain Hotel properties are required to maintain cash reserves for taxes, insurance, and the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as restricted cash, totaled $1,418,164 and $1,318,063 as of December 31, 2007 and 2006, respectively.

(d)	Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts and the Hotels believe they are not exposed to any significant credit risk on cash.

(e)	Accounts Receivable

Accounts receivable are comprised primarily of trade receivables due from hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2007 and 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

(f)	Hotel Property and Equipment

Hotel property and equipment is stated at cost. Interest and property taxes incurred during the construction of the facilities are capitalized and are depreciated over the life of the hotel property. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

(g)	Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by, which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount of fair value less costs to sell.

(h)	Deferred Financing Costs

Costs incurred in obtaining financing are deferred and amortized, using a method which approximates the interest method, over the term of the related loans. Amortization of deferred financing costs is included in interest expense and was $268,403 and $152,068 for the years ended December 31, 2007 and 2006, respectively. Deferred financing costs, net amounted to $963,036 and $788,502 at December 31, 2007 and 2006, respectively.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(i)	Franchise Fees

Initial franchise fees are deferred and amortized on a straight-line basis over the term of the respective franchise agreement commencing on the hotel opening dates. Amortization expense totaled $11,885 for 2007 and $9,991 for 2006. Deferred franchise fees, net amounted to $229,075 and $193,375 at December 31, 2007 and 2006, respectively.

(j)	Income Taxes

No federal or state income taxes are payable by the Hotels and, therefore, no tax provision has been reflected in the accompanying combined financial statements. The Hotels are treated as partnerships for federal and state income tax purposes. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels for tax purposes, and the amount of allocable income or loss from the Hotels, are subject to examinations by the Internal Revenue Service and if examinations result in changes with respect to the Hotels’ tax status, or in changes to allowable income or loss from the Hotels, the tax liability of the members would be changed accordingly.

(k)	Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services. Additionally, the Hotels collect sales, use, occupancy and similar taxes from guests which are presented on a net basis (excluded from revenues) on the combined statements of income.

(l)	Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

(m)	Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(2)	Hotel Property and Equipment

Hotel property and equipment at December 31, 2007 and 2006 consist of the following:

	2007	2006
Land and improvements	$11,324,183	7,668,867
Building and improvements	46,243,738	37,981,814
Furniture, fixtures, and equipment	12,006,395	9,371,505
Construction in progress	2,583,070	3,660,000

	72,157,386	58,682,186
Less accumulated depreciation	(11,783,312)	(9,294,032)

Hotel property and equipment, net	$60,374,074	49,388,154

(3)	Mortgages Payable

Mortgages payable at December 31, 2007 and 2006 consist of the following:

	2007	2006
Riley Hotel Suites, LLC—mortgage secured by land, building, and improvements; due 6/25/2010, paid off 3/17/2008; principal and interest payments of $46,670 due monthly; final payment estimated at $6,444,662; fixed interest at 6.75%	$6,685,316	4,560,234

Riley Extended Stay Suites, LLC—mortgage secured by land, building, and improvements; due 4/1/2015; principal and interest payments of $47,138 due monthly; final payment estimated at $5,742,168; fixed interest at 5.74%	7,129,209	7,275,327

Country Club Extended Stay Suites, LLC—mortgage secured by land, building, and improvements; due 11/1/2015; principal and interest payments of $69,078 due monthly; final payment estimated at $10,245,524; fixed interest at 5.74%	11,693,757	11,837,604

Marlborough Lodging Partners, LLC—mortgage secured by land, building, and improvements; due on 5/1/2008, paid off 1/15/08; interest at prime plus 1.0% (8.25% and 9.25%, respectively)	11,233,825	11,298,735

Westford Hotels, LLC—mortgage secured by land, building, and improvements; due 10/1/2012, paid off 3/6/2008; interest only payments of $56,080 due monthly through 10/1/2008 thereafter, principal and interest payments of $67,912 due monthly; final payment estimated at $8,621,733; fixed interest at 7.01%	9,600,000	490,000

Westford Inn, LLC—mortgage secured by land, building, and improvements; due 11/1/2010; principal and interest payments of $52,666 due monthly; final payment estimated at $6,552,354; fixed interest at 6.5%	7,249,974	7,400,538

Blue Valley Lodging Partners, LLC—construction loan secured by land, building, and improvements; due 4/5/2010; interest only payments at 30 day LIBOR plus 2.5% ( 7.01%)	2,109,674	—

	$55,701,755	42,862,438

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Future maturities at December 31, 2007 are as follows:

Year ended December 31:
2008	$11,840,764
2009	764,341
2010	9,295,711
2011	7,251,137
2012	9,524,682
Thereafter	17,025,120

Total	$55,701,755

(4)	Franchise Agreements

The Hotels are subject to various franchise agreements under which the Hotels agree to use the franchisor’s trademark, standards of service (cleanliness, management, and advertising) and construction quality and design. There are agreements with Marriott International, Inc. and Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation. The agreements cover initial terms of 20 years with varying renewal terms. The agreements provide for payment of base royalty fees, marketing fees, and reservation system fees, which are calculated monthly and range from 7.5% to 9% of gross rental revenues. Franchise royalty fees of $884,457 and $715,033 were incurred in 2007 and 2006, respectively.

(5)	Related Parties

The Hotels are subject to management agreements with True North, which cover an initial term of 20 years with varying renewal terms. Management fees of $782,918 and $626,135 were incurred in 2007 and 2006, respectively. In addition, the Hotels pay for accounting services ranging from $1,000 to 0.5% of gross revenue for each hotel monthly, which were $85,188 and $66,793 for the years ended December 31, 2007 and 2006, respectively.

Westford Hotels, LLC has unsecured demand notes payable to two of its members bearing no interest and repayable upon demand. The balance due at December 31, 2007 and 2006 was $162,000 and $540,000, respectively.

(6)	Subsequent Events

In October 2007, Marlborough Lodging Partners, LLC contracted with Apple Eight Hospitality Ownership, Inc. (Apple) to sell its real and personal property for a gross purchase price of $20,200,000. The sale closed on January 15, 2008.

In December 2007, Riley Hotel Suites, LLC, Riley Extended Stay Suites, LLC, Country Club Extended Stay Suites, LLC, Westford Hotels, LLC, Westford Inn, LLC and Blue Valley Lodging Partners contracted to sell all of the real and personal property of these entities to Apple for a gross purchase price of $84,200,000. During March of 2008, the sales of the Riley Hotel Suites, LLC, property and the Westford Hotels, LLC property closed.

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Apple REIT Eight, Inc.

We have audited the accompanying balance sheets of the Sanford, Florida—Springhill Suites Hotel (the “Hotel”) as of December 31, 2007 and 2006, and the related statements of operations, cash flows, and owner’s equity for the years then ended. These financial statements are the responsibility of the management of the Hotel’s owner, SH Holdings, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Sanford, Florida—Springhill Suites Hotel as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Richmond, Virginia

March 20, 2008

SANFORD, FLORIDA—SPRINGHILL SUITES HOTEL

BALANCE SHEETS

	December 31
	2007	2006
Assets
Cash and cash equivalents	$65,830	$123,979
Investments	411,147	106,732
Accounts receivable	54,921	54,790
Prepaid expenses and other assets	33,928	37,262
Investment in real estate, net of accumulated depreciation of $2,099,491 and $1,882,078, respectively	3,226,307	3,405,857

Total assets	$3,792,133	$3,728,620

Liabilities and owner’s equity
Accounts Payable	$7,770	$19,547
Accrued expenses	25,453	33,126

Total liabilities	33,223	52,673
Owner’s equity	3,758,910	3,675,947

Total liabilities and owner’s equity	$3,792,133	3,728,620

See accompanying notes.

SANFORD, FLORIDA—SPRINGHILL SUITES HOTEL

STATEMENTS OF OPERATIONS

	Year Ended December 31
	2007	2006
Revenues
Rooms	$2,500,404	$2,527,684
Other income	112,211	122,953

Total revenues	2,612,615	2,650,637

Operating expenses
Rooms	698,653	610,747
Utilities	171,236	183,214
Depreciation and amortization	220,747	172,358
Taxes, insurance and other	241,943	238,365
Property operation and maintenance	419,978	409,893
Franchise, management, and other fees	307,720	339,923
Administrative	86,488	133,996

Total operating expenses	2,146,765	2,088,496

Operating income	465,850	562,141
Interest income	17,113	14,600

Net income	$482,963	$576,741

See accompanying notes.

SANFORD, FLORIDA—SPRINGHILL SUITES HOTEL

STATEMENTS OF CASH FLOWS

	December 31
	2007	2006
Cash flows from operating activities
Net income	$482,963	$576,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	220,747	172,358
Changes in operating assets and liabilities:
Accounts receivable	(131)	3,872
Prepaid expenses and other assets	—	18,801
Accounts payable and accrued expenses	(19,450)	5,027

Net cash provided by operating activities	684,129	776,799

Cash flows from investing activities
Purchase of property and equipment	(37,863)	(478,221)
Investments in Certificate of Deposit	(304,415)	(4,584)

Net cash used in investing activities	(342,278)	(482,805)

Cash flows from financing activities
Distributions to owner	(400,000)	(500,000)

Net decrease in cash and cash equivalents	(58,149)	(206,006)
Cash and cash equivalents
Beginning of year	123,979	329,985

End of year	$65,830	$123,979

See accompanying notes.

SANFORD, FLORIDA—SPRINGHILL SUITES HOTEL

OWNER’S EQUITY

	Year Ended December 31
	2007	2006
Owners’ equity at beginning of period	$3,675,947	$3,599,206
Distributions to owner	(400,000)	(500,000)
Net income	482,963	576,741

Owners’ equity at end of period	$3,758,910	$3,675,947

SANFORD, FLORIDA—SPRINGHILL SUITES HOTEL

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	Nature of Business and Significant Accounting Policies

Nature of Business

The accompanying financial statements present the financial information of the Sanford, Florida—SpringHill Suites Hotel property (the Hotel) as of December 31, 2007 and 2006 and for the years then ended. The Hotel is owned by SH Holdings, LLC (the “Company”), a Georgia limited liability company that was formed for the purpose of acquiring, owning and operating hotels. The Hotel has 130 rooms operating under the Marriott franchise in Sanford, Florida.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Hotel considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Investments

The Hotel currently is invested in a six-month certificate of deposit. The investments are carried at market, which approximates cost.

Accounts Receivable

Accounts receivable are comprised of trade receivables due from guests of the hotel and credit card receipts yet to be processed from guests of the hotel. The Hotel uses the allowance method to account for uncollectible receivables, however, management has determined that no allowance was considered necessary.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotels

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements, and 5 to 7 years for furniture, fixtures and equipment.

Impairment of Long-Lived Assets

The Hotel’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. As of December 31, 2007 and December 31, 2006, no impairment losses were recognized.

SANFORD, FLORIDA—SPRINGHILL SUITES HOTEL

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Income Taxes

The Hotel is owned by a limited liability company. The members of the Company separately account for the Hotel’s items of income, deductions, losses, and credits for federal and state income tax reporting.

2.	Investment in Real Estate

Investment in real estate at December 31, 2007 and December 31, 2006 consisted of the following:

	2007	2006
Land	$577,473	$577,473
Building and improvements	3,598,954	3,598,954
Furnishings and equipment	1,149,371	1,111,508

Total cost	5,325,798	5,287,935
Less accumulated depreciation	(2,099,491)	(1,882,078)

Investment in real estate, net	$3,226,307	$3,405,857

Depreciation expense for the years ended 2007 and 2006 was $217,413 and $169,858.

At December 31, 2007, the Hotel’s real estate is as follows:

Initial Cost:
Land	$577,473
Building and FF&E	4,136,003

Total initial cost	4,713,476
Subsequently capitalized	612,322

Total Gross Cost	$5,325,798

3.	Franchise Agreement

The Hotel operates as a Springhill Suites by Marriott under a franchise agreement. The Hotel is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $211,805 and $253,091 for 2007 and 2006, respectively.

4.	Related Parties

The Company’s ownership consists of three shareholders, Scott Inns at 96%, and two individuals at 2% each. Scott Inns consists of four equal shareholders including Cochran Scott, Jr., who makes all day to day operating decisions on behalf of the shareholders of Scott Inns. There were no outstanding loans from the Hotel to any of the shareholders for the years ended December 31, 2007 and 2006.

The Sanford, Florida—Springhill Suites Hotel pays a monthly management fee of three percent of hotel revenues to Scott Hotels. For the years ending December 31, 2007 and 2006, the fees were $80,600 and $84,000, respectively.

5.	Subsequent Event

On March 14, 2008 the Company sold the Hotel to Apple REIT Eight, Inc., a Virginia Corporation for $11,150,000.

APPLE REIT EIGHT, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2007 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hampton Inn	Port Wentworth, GA	$10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	Pending
Residence Inn	Overland Park, KS	15.9	Pending
Residence Inn	Westford, MA	14.9	Pending
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Courtyard	Wichita, KS	8.3	Pending
Residence Inn	Fayetteville, NC	12.2	Pending

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	29.0	Pending
Homewood Suties	San Jose, CA	19.5	Pending
Homewood Suties	Tukwila, WA	14.5	Pending

Total		$455.3

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2007, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels, as included in this document.

BALANCE SHEET AS OF DECEMBER 31, 2007 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$87,310	$466,377	(A)	$553,687
Cash and cash equivalents	562,009	(426,544	)(C)	135,465
Other assets	21,452	—		21,452

Total Assets	$670,771	$39,833		$710,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$39,594	(B)	$39,594
Accounts payable and accrued expenses	452	239	(B)	691

Total liabilities	452	39,833		40,285

Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 200,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	679,361	—		679,361
Distributions greater than net income	(9,066)	—		(9,066)

Total shareholders’ equity	670,319	—		670,319

Total liabilities and shareholders’ equity	$670,771	$39,833		$710,604

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(A)	The estimated total purchase price for the 26 properties that have been, or will be, purchased after December 31, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Port Wentworth, GA Hampton Inn	New York, NY Indpendent	Annapolis, MD Hilton Garden Inn	Matthews, NC Hampton Inn	Dunn, NC Hampton Inn	Tallahassee, FL Hilton Garden Inn	Concord, NC Hampton Inn	Sanford, FL SpringHill Suites	True North Hotels Portfolio	Intermountain Hotels Portfolio	Dimension Hotels Portfolio	Total Combined
Purchase price per contract	$10,780	$99,000	$25,000	$11,300	$12,500	$13,200	$9,200	$11,150	$104,400	$67,806	$90,630	$454,966
Other closing and capitalized costs (credits) incurred	108	455	254	(337)	237	119	46	56	498	422	453	2,311
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	216	1,980	500	226	250	264	184	223	2,088	1,356	1,813	9,100

Investment in hotel properties	11,104	101,435	25,754	11,189	12,987	13,583	9,430	11,429	106,986	69,584	92,896	466,377	(A)

Net other assets/(liabilities) assumed	—	(124)	5	(2)	12	(31)	(5,143)	—	(27,155)	(7,395)	—	(39,833	)(B)

Total purchase price	$11,104	$101,311	$25,759	$11,187	$12,999	$13,552	$4,287	$11,429	$79,831	$62,189	$92,896	$426,544	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, mortgages payable, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

APPLE REIT EIGHT, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Somerset, NJ	$16.0	November 9, 2007
SpringHill Suites	Greensboro, NC	8.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007
Hampton Inn	Port Wentworth, GA	10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	Pending
Residence Inn	Overland Park, KS	15.9	Pending
Residence Inn	Westford, MA	14.9	Pending
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Courtyard	Wichita, KS	8.3	Pending
Residence Inn	Fayetteville, NC	12.2	Pending

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	29.0	Pending
Homewood Suties	San Jose, CA	19.5	Pending
Homewood Suties	Tukwila, WA	14.5	Pending

Total		$529.9

This Pro Forma Condensed Consolidated Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2007, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Company Historical Statement of Operations	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC Chattanooga, TN Homewood Suites (A)	BRR Greensboro, S.M.L.L.C. & BRR Harrisonburg, S.M.L.L.C. SpringHill Suites and Courtyard (A)	Newport Historic, L.L.C., Newport Virginian, L.L.C. & Newport Savannah, L.L.C. Port Wentworth, GA Hampton Inn (A)	Hotel 57 New York, NY Indpendent (A)
Revenue:
Room revenue	$1,385	$4,181	$3,181	$2,011	$5,395	$2,942	$12,702
Other revenue	100	429	51	50	239	40	2,153

Total revenue	1,485	4,610	3,232	2,061	5,634	2,982	14,855

Expenses
Operating expenses	769	2,284	1,343	725	2,002	1,058	11,416
General and administrative	1,046	463	315	178	574	382	2,051
Management and franchise fees	117	432	252	260	764	390	501
Taxes, insurance and other	165	198	78	164	135	160	531
Depreciation of real estate owned	333	180	208	—	319	299	2,604

Interest, net	(6,343)	507	152	375	321	397	4,421

Total expenses	(3,913)	4,064	2,348	1,702	4,115	2,686	21,524
Income tax expense	—	—	57	—	35	—	—

Net income (loss)	$5,398	$546	$827	$359	$1,484	$296	$(6,669)

Basic and diluted earnings (loss) per common share	$0.35

Weighted average common shares outstanding—basic and diluted	15,376

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)—(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Charlotte/ Matthews—Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL SpringHill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)
Revenue:
Room revenue	$2,610	$1,557	$2,408	$2,700	$2,245	$2,500	$18,275
Other revenue	70	69	30	318	54	113	95

Total revenue	2,680	1,626	2,438	3,018	2,299	2,613	18,370

Expenses
Operating expenses	876	992	854	1,422	707	1,290	8,126
General and administrative	273	307	403	115	201	86	1,392
Management and franchise fees	218	197	194	258	288	308	1,761
Taxes, insurance and other	85	60	93	218	101	242	908
Depreciation of real estate owned	136	608	338	841	248	221	2,501
Interest, net	181	393	764	541	249	(17)	3,612

Total expenses	1,769	2,557	2,646	3,395	1,794	2,130	18,300

Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$911	$(931)	$(208)	$(377)	$505	$483	$70

Basic and diluted earnings (loss) per common share
Weighted average common shares outstanding—basic and diluted

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)—(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Intermountain Hotels Portfolio (7 Hotels) (A)	Dimension Hotels Portfolio (4 Hotels) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$15,158	$20,378	$—		$99,628
Other revenue	454	2,055	—		6,320

Total revenue	15,612	22,433	—		105,948

Expenses
Operating expenses	5,950	7,338	—		47,152
General and administrative	2,138	3,718	2,000	(B)	15,642
Management and franchise fees	1,482	2,382	—		9,804
Taxes, insurance and other	855	811	—		4,804
Depreciation of real estate owned	1,886	3,509	(14,231	)(C)	15,769
			15,769	(D)
Interest, net	2,850	3,362	(10,357	)(E)	1,408

Total expenses	15,161	21,120	(6,819)		94,579
Income tax expense	—	—	(92	)(G)	—

Net income (loss)	$451	$1,313	$6,911		$11,369

Basic and diluted earnings (loss) per common share					$0.22

Weighted average common shares outstanding—basic and diluted			35,766	(F)	51,142

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date. Additionally, two properties began operations during 2007, and one property remained under construction as of December 31, 2007. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Annapolis, MD Hilton Garden Inn, opened June 2007, Westford, MA Hampton Inn & Suties, opened August 2007 and Overland Park, KS Fairfield Inn & Suites is under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.